UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Cousins Properties Incorporated

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2023	PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

Our history of success is a testament to both the quality of our buildings and the quality of the teams who develop, lease, and manage them.

Cousins

LETTER FROM OUR CEO
March 15, 2023

Dear Stockholders,
As I reflect on 2022, it was a productive and successful year for our Company. Leasing activity and financial results were strong throughout the year. We saw an increase in leasing activity, and the Company had solid financial results throughout the year. Looking at the macroeconomic environment, this year also brought fiscal and monetary stimulus, supply chain disruptions, and an overall slowing economy. Yet, as Cousins marked its 64th year, our Company is well-positioned to seize the momentum of national migration and flight to quality trends.

STRATEGY
Cousins creates value for stockholders through ownership of the premier office portfolio in fast-growing Sun Belt markets. We have organic growth opportunities within the portfolio as well as external growth opportunities in our $428.5 million development pipeline. Importantly, we also have a fortress balance sheet that provides financial flexibility, along with a talented team to execute on the strategy.
We built Cousins to thrive during all phases of the economic cycle. We are exceptionally well-positioned today. Let me highlight why: we own the leading Sun Belt trophy office portfolio in the best submarkets of Atlanta, Austin, Charlotte, Tampa, Phoenix, Dallas, and Nashville. We believe that we will continue to get more than our fair share of leasing demand as we benefit from both Sun Belt migration and the flight to quality.
Cousins is well-positioned at the intersection of the office trends we continue to see across our markets. As office demand migrates to the Sun Belt in a significant way, the flight to quality is also intensifying. Companies are focused on the highest quality and most interesting office buildings. Select cities in the Sun Belt have meaningfully urbanized over the last decade. These markets now offer a compelling alternative to gateway cities at a much lower cost. Not surprisingly, employers are following the talent.
Innovative companies are shifting to exciting space in highly dynamic locations to attract their teams to come together in person. The goal is to offer a more attractive daily experience than the convenience of the dining room table. As a result, a growing percentage of office users are focused on a narrowing percentage of high-quality inventory. Demand and rents have been rising for the best properties in Midtown Atlanta, Buckhead Atlanta, Downtown Austin, The Domain in Austin, Tempe, the south end of Charlotte, and the Heights in Tampa, to name just a few.

LETTER FROM OUR CEO

2022 highlights include:

	•	Increased second generation net rent per square foot by 23.2% on a straight-line basis and by 9.5% on a cash-basis.

	•	Sold our 50% interest in Carolina Square, a 468,000 square foot mixed-use property in Chapel Hill, NC, to our joint venture partner for $105.0 million, recognizing a gain of $56.3 million.

	•	Purchased our partner’s 10% interest in 8000 Avalon and 10000 Avalon for $43.4 million.
3344 and 3350 Peachtree Atlanta

	•	Leased 1.98 million square feet of space, including bringing 300 Colorado and Heights Union to 100% leased.

	•	Had multiple important leasing wins, including with Apache at Briarlake Plaza, McKinsey & Co. at Tempe Gateway, Norton Rose Fulbright, LLP at San Jacinto Center, and Adobe at Domain 3.

	•	Completed the redevelopment of 3350 Peachtree, Promenade Tower, and Promenade Central in Atlanta.
Heights Union Tampa

ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG)
Our ESG initiatives are at the foundation of what we do and how we operate our business. Cousins is committed to developing and acquiring high-quality assets, operating them responsibly, and seizing innovative improvements wherever possible. I am proud we have continued to make our Company more energy efficient.
Our ESG vision is rooted in a commitment to contributing to positive economic, environmental, and social outcomes for our customers, stockholders, employees, and the communities in which we live and work. We have integrated these values into our Company from the start, and we are proud to strengthen our achievements each year. In 2022, we published our fourth ESG report. Also in 2022, for the first time, we incorporated ESG metrics into our corporate annual incentive award goals for our executives and other employees.
We believe strong financial returns are driven by creating a positive impact in the communities in which we operate, and that will always be a critical part of our success. We seek to make a positive social impact in our workplace and in our communities through philanthropy, volunteerism, and promoting diversity and inclusion.

COUSINS 2023 PROXY STATEMENT

Our employees are the foundation of our success, and we are committed to fostering an inclusive culture that embraces diversity. We prioritize having a workforce that reflects the diversity of qualified talent in the markets in which we operate.
Our Board-level Sustainability Committee was established in 2022 and advises the Board and management on sustainability objectives and strategy. The Committee, alongside the management-level Sustainability Team, monitors and evaluates the Company’s progress in achieving its sustainability performance goals and commitments related to climate action and resilience. This oversight is complementary to that of two other key committees — the Compensation & Human Capital Committee, which has oversight over human capital matters, including diversity, inclusion, retention, succession planning, and executive compensation; and the Nominating & Governance Committee, which oversees our adherence to corporate governance best practices.

LOOKING AHEAD
We approached 2022 with caution, as we wisely prioritized our best-in-class balance sheet over new investments. While we are mindful of the potential impact of higher interest rates and a slowing economy on short-term results, over the long-term, Cousins is uniquely well-positioned.
We are in the right Sun Belt markets; we own a trophy portfolio; and we have a fortress balance sheet. Importantly, we have significant liquidity and capacity to pursue new investments at a time when many of our competitors do not. Our talented and creative team is ready for the year ahead.
Thank you to our team and our dedicated Board of Directors, who serve our customers and our stockholders with their strategic vision, skills, and experience. It is an honor to lead Cousins, and I appreciate your guidance and confidence throughout the years.

President and Chief Executive Officer

LETTER FROM OUR CEO

NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Cousins Properties Incorporated will be held:

Date	Time	Location
Tuesday, April 25, 2023	12:00 PM Local Time	6000 E. CAMELBACK RD SCOTTSDALE, ARIZONA 85251

	Proposal	For More Information	Board Recommendation
Proposal 1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year.	Page 24	For each nominee

Proposal 2	Consideration of an advisory vote to approve executive compensation.	Page 91	For approval

Proposal 3	Consideration of an advisory vote regarding the frequency of future advisory votes on executive compensation.	Page 92	For approval

Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.	Page 94	For ratification

Stockholders of record of Cousins common stock (NYSE: CUZ) at the close of business on February 24, 2023 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT
Please vote as promptly as possible by using any of the following methods:

SCAN	PHONE	MAIL	AT ANNUAL MEETING
You can scan this QR code to vote with your mobile phone. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See next page regarding in-person attendance at the Meeting.

COUSINS 2023 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2023:
The proxy statement and 2022 Annual Report are available at www.proxyvote.com.

ATTENDANCE AT THE MEETING
To attend the meeting, you must be a stockholder on the record date. You will be able to attend the Annual Meeting as well as vote during the meeting in person.
Participation in the meeting may be limited due to the physical capacity of the host location, in which case access to the meeting will be accepted on a first come, first served basis. Physical entry to the meeting will begin at 11:30 a.m. local time, and the meeting will begin promptly at 12:00 p.m. local time.
We encourage stockholder participation in our Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions on the ballot items during the meeting and on other subjects during a question and answer session that will begin at the conclusion of the meeting. Stockholders will be able to review the Rules of Conduct for the meeting upon physical entry to the Annual Meeting.

By Order of the Board of Directors.
Pamela F. Roper
Corporate Secretary, Atlanta, Georgia
March 15, 2023

Cousins Properties Incorporated (3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326) is providing you with this proxy statement relating to its 2023 Annual Meeting of Stockholders. We began mailing a notice on March 15, 2023 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper copy. References to “the Company”, “Cousins” or “our” in this proxy statement refer to Cousins Properties Incorporated and, as applicable, its consolidated subsidiaries.
NOTICE OF 2023 ANNUAL MEETING

TABLE OF CONTENTS

07	PROXY SUMMARY
18	GENERAL INFORMATION
24	PROPOSAL 1 - ELECTION OF DIRECTORS
	28	Meetings of the Board of Directors and Director Attendance at Annual Meetings
	28	Director Independence
	29	Board Leadership Structure
	29	Executive Sessions of Independent Directors
	30	Committees of the Board of Directors
	34	Corporate Governance
	34	Board’s Role in Risk Oversight
	36	Board’s Role in Corporate Strategy
	37	Majority Voting for Directors and Director Resignation Policy
	38	Selection of Nominees for Director
	39	Management Succession Planning
	39	Board Refreshment and Board Succession Planning
	39	Board and Committee Evaluation Process
	40	Hedging, Pledging, and Insider Trading Policy
	40	Stockholder Engagement and Outreach
	40	Sustainability & Corporate Responsibility

45	EXECUTIVE COMPENSATION
	45	Compensation Discussion & Analysis
	45	Executive Summary
	49	Compensation Practices
	51	Say-on-Pay Results
	51	Compensation Philosophy and Competitive Positioning
	51	Compensation Review Process
	52	Role of Management and Compensation Consultants
	53	Components of Compensation
		54	Base Salary
		54	Annual Incentive Cash Award
		61	Long-Term Incentive Equity Awards
		63	LTI Grant Practices
		65	Other Compensation Items
	66	Benefits and Perquisites
	67	Incentive-Based Compensation Recoupment or “Clawback” Policy
		67	Stock Ownership Guidelines and Stock Holding Period

	68	Severance Policy, Retirement, and Change in Control Agreements
	70	Tax Implications of Executive Compensation
	70	Assessment of Compensation-Related Risks
	71	Committee Report on Compensation
72	SUMMARY COMPENSATION TABLE FOR 2022
74	GRANT OF PLAN-BASED AWARDS IN 2022
76	OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
78	STOCK VESTED IN 2022
79	POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL
83	PAY VS PERFORMANCE
85	CEO PAY RATIO
87	DIRECTOR COMPENSATION
	88	2022 Compensation of Directors
89	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
89	EQUITY COMPENSATION PLAN INFORMATION
91	PROPOSAL 2 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
92	PROPOSAL 3 - ADVISORY APPROVAL OF FREQUENCY OF FUTURE ADVISORY APPROVALS OF EXECUTIVE COMPENSATION
94	PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	94	Summary of Fees to Independent Registered Public Accounting Firm

96	REPORT OF THE AUDIT COMMITTEE
98	CERTAIN TRANSACTIONS
98	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
98	FINANCIAL STATEMENTS
99	STOCKHOLDERS PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
99	EXPENSES OF SOLICITATION
99	INFORMATION ABOUT VOTING AND THE MEETING
102	STOCK OWNERSHIP
104	APPENDIX A

COUSINS 2023 PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

BUSINESS HIGHLIGHTS
Cousins is a fully integrated, self-administered, and self-managed real estate investment trust, based in Atlanta, Georgia. Founded in 1958 by Tom Cousins, we have extensive expertise in the development, acquisition, leasing, and property management of Class A office towers.
When it comes to strategy, Cousins keeps it simple:
•     assemble the premier portfolio of trophy office assets in high-growth Sun Belt markets,
•     maintain a disciplined approach to capital allocation and pursue new investments where our platform can add value,
•     preserve our best-in-class balance sheet, and
•leverage our strong local operating platforms.
These key parts of our strategy are pursued while maintaining a conservative balance sheet.
At the end of December 2022, Cousins managed a 19 million square foot trophy office portfolio primarily in the high-growth markets of Atlanta, Austin, Tampa, Phoenix, Charlotte, Dallas, and Nashville.

2022 HIGHLIGHTS	•

In 2022, our markets had multiple important leasing wins, including with Apache at Briarlake Plaza, McKinsey & Co. at Tempe Gateway, Norton Rose Fulbright, LLP at San Jacinto Center, and Adobe at Domain 3.

	•	Grew its in-place gross rents per square foot 4.7% year over year.
•
Maintains a simple and strong balance sheet, with over $949 million of liquidity as of December 31, 2022, and a flexible property portfolio within only 16% of our pro rata share of NOI derived from assets which are encumbered by property-level debt.
	•	Increased second generation net rent per square foot by 9.5% on a cash-basis.
	•	Purchased our partner’s 10% interest in 8000 Avalon and 10000 Avalon for $43.4 million.

	•	Executed 1.98 million square feet of leases in 2022.
	•	Completed the redevelopment of 3350 Peachtree, Promenade Tower, and Promenade Central in Atlanta.
	•	Stable and experienced leadership team, with more than 20 years of average tenure in the real estate industry and 12 years at Cousins.

PROXY SUMMARY

COMPENSATION HIGHLIGHTS
The Compensation, Succession, Nominating & Governance Committee, as the predecessor to the Compensation & Human Capital Committee (the “Compensation Committee”) approved the 2022 compensation arrangements for our named executive officers (“NEOs”). Below are highlights of our 2022 compensation arrangements for our NEOs from the Compensation Discussion and Analysis (the “CD&A”) section of this proxy statement:
•     No Structural Changes to our Executive Compensation
•     In 2022, total CEO compensation was 87% “at risk” or “performance based” compensation. Only base salary is a fixed amount. The other components are based on performance and/or stock price.

•     Long-term equity awards were granted to our NEOs using a mix of 42% market-conditioned restricted stock units (“RSUs”), 18% performance-conditioned RSUs, and 40% time-vested restricted stock. The market-conditioned RSUs (“Market RSUs”) are earned only upon meeting market performance goals relating to total stockholder return (relative to a peer group comprised of the members of the FTSE Nareit Equity Office Index) (“TSR”), and the performance-conditioned RSUs (“Performance RSUs”) are earned only upon meeting Company performance goals relating to aggregate Funds From Operations (“FFO”) each over a three-year period from 2022 through 2024. The time-vested restricted stock vests ratably over a three-year service requirement, and the Market RSUs and Performance RSUs cliff vest only if the performance conditions and service requirement are satisfied.
•     The Compensation Committee, at its January 2022 meeting, discussed potential performance goals for the 2022 annual incentive cash award, including the components and relative weighting. As part of this review and discussion, the Compensation Committee considered the Company’s financial and non-financial initiatives and objectives. For the first time, the Compensation Committee included non-financial ESG metrics within our annual incentive goals, with four separate goals covering environmental indicators (building certifications and third-party assessments), social indicators (healthy company culture), and governance indicators (third-party assessments). In aggregate, these goals represented 10% of the 2022 annual incentive compensation goals.

COUSINS 2023 PROXY STATEMENT

PROXY SUMMARY

ESG HIGHLIGHTS

Since 1958, Cousins has recognized that a commitment to thoughtful and responsible operations, with a sustainable model that values corporate social responsibility, creates meaningful value for all stakeholders.

In 2022, we issued our fourth Environmental, Social, and Governance (“ESG”) report. Our ESG initiatives are at the foundation of what we do and how we operate our business. Cousins is committed to developing and acquiring high-quality assets, operating them responsibly, and seizing innovative improvements wherever possible.

43	91%	34	15
LEED® Certified Buildings	ENERGY STAR Certification	BOMA 360 Certified Buildings	Fitwel® Certified Buildings

CONTINUED PURSUIT OF HEALTHY BUILDINGS CERTIFICATIONS
•In 2022, 14 of the Company’s buildings, representing 33% of our Fitwel® eligible square footage, were awarded Fitwel® certifications, bringing our portfolio total to 15 certifications. Fitwel uses scorecards that include more than 55 evidence-based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks, including impact on surrounding community health, increasing physical activity, promotion of occupant safety, and instilling feelings of well-being.
•These certifications were in addition to the Fitwel Viral Response Module (“VRM”) certifications. In 2022, 54 of the Company’s buildings, representing 93% of our Fitwel VRM eligible square footage, received this certification, based on a multi-faceted approach to mitigate the spread of contagious disease.

COUSINS 2023 PROXY STATEMENT

We are also committed to fostering an inclusive culture that embraces diversity. We prioritize having a workforce that reflects the diversity of qualified talent in the markets in which we operate.

KEY DIVERSITY HIGHLIGHTS

33%	Board of Directors	33% of our Board are women, including the Chair of our Audit Committee. In addition, minorities represent 11% of our Board.

33%	Executive Management Team	We have many women in key leadership roles, including the EVP & General Counsel, the EVP & Chief Investment Officer, and an SVP & Associate General Counsel. 33% of our executive management team are women.

48%	Supervisors	As of December 31, 2022, 48% of the supervisors at the Company were women.

5+	Years Employee Tenure	As of December 31, 2022, the average tenure for all 286 employees was more than five years, and the average tenure of the executive team was 12 years.

40%	Female Workforce	As of December 31, 2022, women represented 40% of our workforce.

42%	Diverse Workforce	As of December 31, 2022, minorities represented 42% of our workforce. In addition, 26% of the supervisors self-identified as a minority.

DIVERSITY
Officer Promotions
With respect to the officer promotions which occurred over the past three years, 33% of the individuals receiving those promotions were minorities and 58% were women.

Cousins Scholars
The program introduces students who are under-represented minorities to the commercial real estate industry: inaugural class of two interns welcomed in 2021; in addition to two interns welcomed through other diversity programs. In 2022, the program concluded its second year welcoming two interns, and we also introduced Cousins Day, a day-long program to introduce high school seniors to Cousins and the commercial real estate industry.

PROXY SUMMARY

EMPLOYEE ENGAGEMENT

2022 Top Workplaces Winner
By the Atlanta Journal-Constitution and Top Workplaces USA.

Training
Extensive training, including 1,325 online safety and human resource training courses for our building engineers.

CuzWeCan Council
Includes employees across regional offices with a focus on social and culture priorities.

PHILANTHROPY

Community Contributions
Community involvement is one of Cousins’ core values. In 2022, Cousins focused its philanthropy around five areas: diversity in real estate; education; affordable housing; community spaces; and parks.

CuzWeCare Week
In 2022, Cousins launched CuzWeCare Week, a philanthropic program supporting in-person volunteer activities and community involvement. Teams across the company supported over 11 non-profit organizations with a day of volunteerism and raised $25,000 in financial support.

COUSINS 2023 PROXY STATEMENT

GOVERNANCE HIGHLIGHTS
We also recognize the importance of best in class governance practices. Below are some highlights of our practices:

FOR MORE INFORMATION

Diverse Board of Directors and commitment to diversity	Pages 11 and 42

Independent Chair of the Board	Page 29

Annual election of all Directors	Page 16

Majority voting standard for Director elections	Page 37

No shareholder rights plan or “poison pill”	Page 34

Compensation clawback policy	Page 67

Policy against tax “gross-ups” for executives	Page 69

Robust share ownership requirements	Page 67

Holding periods for executive and director stock awards	Page 67

Cap on incentive award payouts	Page 57

Year-round shareholder engagement	Page 40

Anti-hedging and anti-pledging policies	Page 40
PROXY SUMMARY

Robust Annual Board Evaluation	Hiring Policies	Maintained a Vendor Code of Conduct	Corporate Governance Guidelines
Diversity is valued in all hiring, with our external director and officer recruiters expected to provide a diverse panel of strong candidates.
The Board engaged in a robust self-evaluation in 2022.
		Cousins has a Vendor Code of Conduct, which is aligned with our Company’s Code of Business Conduct and Ethics.	Stock Holding: Directors are required to have 5x annual cash retainer. Gender Neutral: Governance documents use gender neutral language.

Comprehensive Mandatory Training	Comprehensive mandatory training includes the following topics: antitrust, fair dealing, record keeping, diversity, respectful workplace, health and safety, asset protection, confidential information, and data privacy. All employees participate in annual training on Cousins’ Code of Conduct, Entertainment and Gifts, and Anti-Harassment Policies.

COUSINS 2023 PROXY STATEMENT

2023 ANNUAL MEETING INFORMATION

Date and Time	Location

APRIL 25, 2023	IN PERSON
12:00 P.M.	6000 E. CAMELBACK RD
LOCAL TIME	SCOTTSDALE, ARIZONA 85251

Record Date	Voting

February 24,	Holders of our common stock are entitled to one vote per share.
2023

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Proposal	For More Information	Board Recommendation
Proposal 1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year.	Page 24	For each nominee

Proposal 2	Consideration of an advisory vote to approve executive compensation.	Page 91	For approval

Proposal 3	Consideration of an advisory vote on the frequency of future advisory votes to approve executive compensation.	Page 92	For approval

Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.	Page 94	For ratification

PROXY SUMMARY

ELECTION OF DIRECTORS
The Board of Directors (the “Board”) of Cousins Properties Incorporated (“we,” “our,” “us,” the “Company,” or “Cousins”) is asking you to elect nine directors (the “Directors”). The table below provides summary information about the nine Director nominees. All of the nominees currently serve on the Board. Our Bylaws provide for majority voting in uncontested Director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee.
For more information about the nominees, including information about the qualifications, attributes, and skills of the nominees, see page 24.

				Board Committees
Name	Age	Director Since	Primary Occupation	Audit	Compensation & Human Capital	Nominating/ Governance	Sustainability	Executive

Charles T. Cannada	64	2016	Private Investor	✓	✓

Robert M. Chapman	69	2015	Chair of the Board of Cousins; Chief Executive Officer of CenterPoint Properties Trust					✓

M. Colin Connolly	46	2019	President and Chief Executive Officer of Cousins				✓	✓

Scott W. Fordham	55	2019	Former Chief Executive Officer of TIER REIT, Inc.				✓

Lillian C. Giornelli	62	1999	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation, Inc.	✓		✓

R. Kent Griffin Jr.	53	2019	Managing Director of PHICAS Investors		✓	✓		✓

Donna W. Hyland	62	2014	President and Chief Executive Officer of Children’s Healthcare of Atlanta	✓	✓			✓

Dionne Nelson	51	2021	Chief Executive Officer of Laurel Street	✓			✓

R. Dary Stone	69	2018	President and Chief Executive Officer of R.D. Stone Interests			✓	✓
✓ = Committee member
✓ = Committee Chair

COUSINS 2023 PROXY STATEMENT

ADDITIONAL PROPOSALS

SAY-ON-PAY RESULTS
At our 2022 annual meeting, stockholders approved our say-on-pay vote with approval by 91.6% of votes cast. For more information, see page 51.

APPROVE EXECUTIVE COMPENSATION
The Board is asking you to approve executive compensation for our NEOs for 2022 on an advisory basis. Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. Stockholders have the opportunity to vote, on an advisory basis, on the compensation of our executive officers. This agenda item is often referred to as a say-on-pay, and it provides you the opportunity to cast a vote with respect to our 2022 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement.
For more information, see page 91.

APPROVE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is asking you to approve the continued annual advisory vote on executive compensation. Regulations permit these votes to be held either every one, two, or three years, but an annual vote is typical at most companies, and the Board believes that the annual vote continues to be appropriate for Cousins as well.
For more information, see page 92.

RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking you to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2023.
For more information, see page 94.

PROXY SUMMARY

GENERAL INFORMATION

WHY IS THIS PROXY STATEMENT BEING MADE AVAILABLE?
Our Board of Directors has made this proxy statement available to you because you owned shares of our common stock at the close of business on February 24, 2023, and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision, in accordance with the rules of the Securities and Exchange Commission (“SEC”), and is designed to assist you in voting.
WHAT IS A PROXY?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Two of our Directors have been designated as proxies for the 2023 Annual Meeting of Stockholders. These Directors are M. Colin Connolly and Robert M. Chapman.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A PRINTED SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2022 Annual Report to Stockholders over the internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the internet at www.proxyvote.com. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the internet.
If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

WHO IS ENTITLED TO VOTE?
Holders of our common stock at the close of business on February 24, 2023 are entitled to receive notice of the meeting and to vote at the meeting and any postponements or adjournments of the meeting. February 24, 2023 is referred to as the record date.

TO HOW MANY VOTES IS EACH SHARE OF COMMON STOCK ENTITLED?
Holders of our common stock are entitled to one vote per share.

COUSINS 2023 PROXY STATEMENT

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER
WHO HOLDS COMMON STOCK IN “STREET NAME?”
If your shares of common stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”
HOW DO I VOTE?
Common stockholders of record may vote:
•     over the internet at www.proxyvote.com, as noted in the Notice of Internet Availability of Proxy Materials or your proxy card (if you received a proxy card);
•     by telephone at 1-800-690-6903, as shown on your proxy card (if you received a proxy card);
•     by signing and dating your proxy card (if you received a proxy card) and mailing it in the postage-paid and addressed envelope enclosed therewith to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•     by attending the Annual and voting in person.
If you have internet access, we encourage you to vote via the internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs. In addition, when you vote by proxy via the internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.
If you hold your shares of common stock through a broker or bank, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and internet voting depends on the process of the broker, bank, or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described above (see "What is a Proxy").
WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•     sending written notice of revocation to our Corporate Secretary at 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802;
•     submitting a subsequent proxy via internet or telephone or executing a new proxy card with a later date; or
•     voting in person at the Annual Meeting.
Attendance at the meeting will not by itself revoke a proxy.
GENERAL INFORMATION

ON WHAT ITEMS AM I VOTING?
You are being asked to vote on four items:
•     to elect nine Directors nominated by the Board of Directors;
•     to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement;
•     to approve, on an advisory basis, the continued annual advisory vote on the compensation of the Named Executive Officers; and
•     to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
HOW MAY I VOTE FOR THE NOMINEES FOR ELECTION OF DIRECTORS, AND HOW MANY VOTES MUST THE NOMINEES RECEIVE TO BE ELECTED?
With respect to the election of Directors, you may:
•    vote FOR the nine nominees for Director;
•    vote AGAINST the nine nominees for Director;
•    vote FOR certain of the nominees for Director and vote AGAINST the remaining nominees; or
•    ABSTAIN from voting on one or more of the nominees for Director.
Our Bylaws provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares voted for a Director must exceed the number of shares voted against that Director. Abstentions are not considered votes cast for or against the nominee under a majority voting standard, and abstentions and broker non-votes will have no effect on the outcome of the vote.
WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?
If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee. In no event may proxies be voted for more than nine Directors at the Annual Meeting.
HOW MAY I VOTE ON THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2022 AS DISCLOSED IN THIS PROXY STATEMENT, AND HOW MANY VOTES MUST THE PROPOSAL RECEIVE TO PASS?
With respect to this proposal, you may:
•     vote FOR the proposal;
•     vote AGAINST the proposal; or
•     ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

COUSINS 2023 PROXY STATEMENT

HOW MAY I VOTE ON THE PROPOSAL TO INDICATE, ON AN ADVISORY BASIS, MY PREFERENCE FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION?
With respect to this proposal, you may vote to indicate your preference as follows:
•    an advisory vote on executive compensation every ONE YEAR;
•    an advisory vote on executive compensation every TWO YEARS;
•    an advisory vote on executive compensation every THREE YEARS; or
•    ABSTAIN from voting on the proposal.
Unlike the other proposals you are voting on, there is no threshold vote that must be obtained for this proposal to “pass.” Rather, the Board will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation.
HOW MAY I VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023, AND HOW MANY VOTES MUST THE PROPOSAL RECEIVE TO PASS?
With respect to the proposal to ratify the independent registered public accounting firm, you may:
•    vote FOR the proposal;
•    vote AGAINST the proposal; or
•    ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
The Board recommends a vote:
•     FOR the nine Director nominees;
•     FOR the approval, on an advisory basis, of executive compensation;
•     FOR an advisory vote on executive compensation every ONE YEAR; and
•     FOR the ratification of the appointment of the independent registered public accounting firm for 2023.
WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
If you return a signed proxy card but do not provide voting instructions, your shares of common stock will be voted:
•     FOR the nine Director nominees;
•     FOR the approval, on an advisory basis, of executive compensation;
•     FOR an advisory vote on executive compensation every ONE YEAR; and
•     FOR the ratification of the appointment of the independent registered public accounting firm for 2023.
GENERAL INFORMATION

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD, VOTE BY PHONE OR VOTE OVER THE INTERNET?
If you are a common stockholder and you do not sign and return your proxy card, vote by phone, vote over the internet, or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.
If your shares of common stock are held in “street name” through a broker or bank and you do not provide voting instructions before the Annual Meeting, your broker or bank may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” including the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. Therefore, with respect to this proposal, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The remaining proposals — the election of Directors, the advisory vote on executive compensation, and an advisory vote on the frequency of future advisory votes on executive compensation — are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
HOW MANY VOTES DO YOU NEED TO HOLD THE ANNUAL MEETING?
Shares of our common stock are counted as present at the Annual Meeting if the stockholder either attends in person at the Annual Meeting or properly submitted a proxy.

COUSINS 2023 PROXY STATEMENT

As of the record date, 151,694,998 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Holders of a majority of the outstanding shares entitled to vote as of the record date, as to each proposal, must be represented at the Annual Meeting either by attending in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.
IF I SHARE MY RESIDENCE WITH ANOTHER STOCKHOLDER, HOW MANY COPIES OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR OF THE PRINTED PROXY MATERIALS WILL I RECEIVE?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card. We will deliver promptly, upon written request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our Transfer Agent at the following address: American Stock Transfer, Shareholder Services Department, 6201 15th Avenue, Brooklyn, New York, 11219, or you may call (800) 937-5449 or email info@ASTfinancial.com.
If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
WHAT IF I CONSENT TO HAVE ONE SET OF MATERIALS MAILED NOW BUT CHANGE MY MIND LATER?
You may withdraw your householding consent at any time by contacting our Transfer Agent at the address, telephone number, and/or email address provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
THE REASON I RECEIVE MULTIPLE SETS OF MATERIALS IS BECAUSE SOME OF THE SHARES BELONG TO MY CHILDREN. WHAT HAPPENS IF THEY MOVE OUT AND NO LONGER LIVE IN MY HOUSEHOLD?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Transfer Agent at the address, telephone number, and/or email address provided above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2023:
The proxy statement and annual report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.
GENERAL INFORMATION

PROPOSAL 1 - ELECTION OF DIRECTORS
The Board has nominated the nine individuals named below for election at the Annual Meeting. Our Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors are elected.
Our longstanding practice has been to conduct annual elections of directors, with each director being elected for only one-year terms. Each of the Director nominees are currently members of the Board and were elected by the stockholders at the Annual Meeting in 2022. Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.
Biographical information about our nominees for Director, including business experience for at least the past five years, age, year he or she began serving as our Director, and other public companies for which he or she has served on the board of directors for at least the past five years is provided below. In addition, the experience, qualifications, attributes, and skills considered by our Nominating & Governance Committee (“Nominating Committee”) and the Board in determining to nominate the Director are provided below.

☑	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

Nominee	Information About Nominee
Charles T. Cannada

Private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, held various executive management positions at MCI (previously WorldCom and earlier LDDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. Chairman of the Board of Nanoventions, Inc. (a microstructure technology company) and Director for First Commercial Bank Inc. (Chairman of the Audit Committee and a member of the Investment/Asset Liability Management Committee). Trustee (and member of the Executive Committee) of Belhaven University. Member of the Audit and Investment Committees of the University of Mississippi’s Foundation Board. From 2010 until the merger of the Company with Parkway Properties, Inc. (“Parkway”) (formerly traded on the NYSE as “PKY”), Director of Parkway, and Chairman of the Board from December 2011 to December 2013.
In deciding to nominate Mr. Cannada, the Nominating Committee and the Board considered his extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets, and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company.

• Director Since 2016 • Independent Director • Compensation Committee • Audit Committee – Financial Expert • Age 64

There are no family relationships among our Directors or executive officers

COUSINS 2023 PROXY STATEMENT

Nominee	Information About Nominee
Robert M. Chapman

Since 2013, Chief Executive Officer of CenterPoint Properties Trust, a company focused on the development, acquisition, and management of industrial property and transportation infrastructure. From August 1997 to November 2009, served in various positions with Duke Realty Corporation, including Chief Operating Officer from August 2007 to November 2009. From 1992 to 1997, served as Senior Vice President of RREEF Management Company. Since 2012, advisor to First Century Energy Holdings, Inc., and Director of Rock-Tenn Company from 2007 to 2015.
In deciding to nominate Mr. Chapman, the Nominating Committee and the Board considered his broad managerial experience in real estate acquisitions and development, along with his track record of sound judgment and achievement, as demonstrated by his leadership positions as chief executive officer of a real estate company. In addition, his prior service as a director of another public company provides him perspective and broad experience on governance issues facing public companies.

• Director Since 2015 • Independent Director • Chair of the Board • Chair of Executive Committee • Age 69

M. Colin Connolly

Since January 2019, President and Chief Executive Officer of Cousins. From July 2017 to December 2018, President and Chief Operating Officer of Cousins. From July 2016 to July 2017, Executive Vice President and Chief Operating Officer of Cousins. From December 2015 to July 2016, Executive Vice President and Chief Investment Officer of Cousins. From May 2013 to December 2015, Senior Vice President and Chief Investment Officer of Cousins.
In deciding to nominate Mr. Connolly, the Nominating Committee and the Board considered his position as our President and Chief Executive Officer, his experience in real estate investment and capital markets, and his track record of achievement and leadership as demonstrated during a more than 20-year career in the real estate industry.

• Director Since 2019 • President and CEO of Cousins • Sustainability Committee • Executive Committee • Age 46

Scott W. Fordham

Private investor with extensive background in the real estate industry. From 2014 until its merger with the Company, Chief Executive Officer and director for TIER. From 2013 to 2018, President of TIER. From 2008 to 2013, various roles within TIER’s predecessor company. Prior to joining TIER, various executive positions with real estate companies, including Prentiss Properties Trust and its successor, Brandywine Realty Trust, along with Apartment Investment and Management Company.
In deciding to nominate Mr. Fordham, the Nominating Committee and the Board considered his over 25 years of experience in real estate investment and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a chief executive officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance, capital markets, and real estate operations. In addition, his prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

• Director Since 2019 • Independent Director • Chair of Sustainability Committee • Age 55

There are no family relationships among our Directors or executive officers

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominee	Information About Nominee
Lillian C. Giornelli

Chairman and Chief Executive Officer of The Cousins Foundation, Inc. since 2000, and Trustee of The Cousins Foundation, Inc. since 1990. Since 2002, President and Director of CF Foundation. President and Trustee of Nonami Foundation since 2006. Vice Chairman of East Lake Foundation, Inc. In addition, Ms. Giornelli serves as a Trustee and Chair of the Audit Committee of the J.M. Tull Foundation.
In deciding to nominate Ms. Giornelli, the Nominating Committee and the Board considered her significant knowledge about the real estate industry and our Company, along with her track record of sound judgment and achievement, as demonstrated by her leadership positions in a number of significant charitable foundations.

• Director Since 1999 • Independent Director • Nom / Gov Committee • Audit Committee • Age 62

R. Kent Griffin, Jr.

Since 2016, Managing Director of PHICAS Investors, providing investment and capital strategy advisory services to public and private companies. From 2008 to 2015, President and Chief Operating Officer of BioMed Realty. From 2006 to 2010, Chief Financial Officer of BioMed Realty. Previously, investment banker for J.P. Morgan and Raymond James and auditor and advisor for Arthur Andersen as part of their real estate services group. Director of Healthpeak Properties, a member of its Investment and Finance Committee and Chair of its Audit Committee. Member of the Board of Advisors for Pilot Mountain Ventures (investment funds). Director of Charleston Waterkeeper and board chair of the South Carolina Coastal Conservation League. Member of the board of advisors for the Leonard W. Wood Center for Real Estate Studies and Board of Visitors for the Wake Forest University School of Business.
In deciding to nominate Mr. Griffin, the Nominating Committee and the Board considered his significant years of experience in real estate investment, mergers and acquisitions, and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a president and chief operating officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance, and real estate operations. In addition, his current and prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

• Director Since 2019 • Independent Director • Chair of Compensation Committee • Nom / Gov Committee • Executive Committee • Age 53

There are no family relationships among our Directors or executive officers

COUSINS 2023 PROXY STATEMENT

Nominee	Information About Nominee
Donna W. Hyland

President and Chief Executive Officer of Children’s Healthcare of Atlanta since June 2008; Chief Operating Officer of Children’s Healthcare of Atlanta from January 2003 to May 2008; Chief Financial Officer of Children’s Healthcare of Atlanta from February 1998 to December 2002. Since 2015, Director of Genuine Parts Company and chair of its Compensation & Human Capital Committee. Director of the Advisory Boards of Truist Bank and Stone Mountain Industrial Park, Inc., a privately-held real estate company.
In deciding to nominate Ms. Hyland, the Nominating Committee and Board considered her track record of sound judgment and achievement, as demonstrated by her leadership positions as chief executive officer, chief operating officer, and chief financial officer of a large, integrated health services organization and her leadership positions in a number of significant charitable organizations, as well as the skills and experience that qualify her as an audit committee financial expert. In addition, her service as a director of another public company provides her perspective and broad experience on governance issues facing public companies.

• Director Since 2014 • Independent Director • Compensation Committee • Chair of Audit Committee – Financial Expert • Executive Committee • Age 62

Dionne Nelson

President and Chief Executive Officer of Laurel Street Residential, a private mixed-income development company since 2011. From 2007 to 2011, Senior Vice President of Crosland. Previously, an Investment Manager at NewSchools Venture Fund and EARNEST Partners, and a consultant with McKinsey & Company. Director for the Federal Reserve Bank of Richmond — Charlotte Branch. Trustee of the Urban Land Institute (ULI). Member of national advisory board for ULI’s Terwilliger Center for Housing and ULI’s Affordable Workforce Housing Council, and the Low Income Investment Fund Board of Directors. Member of the Charlotte Executive Leadership Council and the Charlotte Community Advisory Committee for the Knight Foundation and the Advisory Board of the University of North Carolina at Charlotte’s Childress Klein Center for Real Estate and Renaissance West Community Initiative.
In deciding to nominate Ms. Nelson, the Nominating Committee and the Board considered her significant knowledge of the real estate industry, especially in North Carolina, and her track record of sound judgment and achievement, as demonstrated by her leadership positions in real estate, investment and banking institutions.

• Director Since 2021 • Independent Director • Audit Committee – Financial Expert • Sustainability Committee • Age 51

R. Dary Stone

President and Chief Executive Officer of R.D. Stone Interests. Director of Cousins from 2011 to 2016 and from 2001 to 2003. From February 2003 to March 2011, Vice Chariman of Cousins; from January 2002 to February 2003, President of Cousins’ Texas operations; from February 2001 to January 2002, President and Chief Operating Officer of Cousins. Director and Chair of Nominating, Environmental, Social, and Governance Committee of AIMCO (NYSE:AIV). Director of Tolleson Wealth Management, Inc., a privately-held wealth management firm, and Tolleson Private Bank (Chair of Audit Committee). Former regent of Baylor University (Chairman from June 2009 to June 2011). Former director of Hunt Companies, Inc., Parkway, Inc. (NYSE:PKY), and Lone Star Bank. Former chairman of the Banking Commission of Texas.
In deciding to nominate Mr. Stone, the Nominating Committee and the Board considered his significant knowledge of the real estate industry, especially in Texas and the southeastern U.S., and his track record of sound judgment and achievement, as demonstrated by his leadership positions in investment and banking institutions and as demonstrated during his career with Cousins, including as Vice Chairman and Director.

• Director Since 2018 • Independent Director • Chair of Nom / Gov Committee • Sustainability Committee • Age 69

There are no family relationships among our Directors or executive officers
PROPOSAL 1 - ELECTION OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
Our Board held five meetings during 2022. Each current Director attended at least 75% of all of the meetings of the Board (during such Director’s tenure) and any committees on which he or she served that occurred while he or she served on the Board or the committees.
We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend both, absent a valid reason. Due to the COVID-19 pandemic, last year’s Annual Meeting was held virtually. Each of our current Directors who were nominated for election at last year’s Annual Meeting attended that Annual Meeting virtually.
Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, and meetings of the Board and committees of which he or she is a member.
DIRECTOR INDEPENDENCE
In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards can be found on the Investor Relations page of our website at www.cousins.com.
The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each Director and our Company, subsidiaries, affiliates, senior executives, and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that eight of the nine nominees for Director are independent. The independent Directors are reflected in the chart below:

Name	Independent
Charles T. Cannada	✓

Robert M. Chapman	✓

M. Colin Connolly*

Scott W. Fordham	✓

Lillian C. Giornelli	✓

R. Kent Griffin, Jr.	✓

Donna W. Hyland	✓

Dionne Nelson	✓

R. Dary Stone	✓

* President & CEO of Cousins

COUSINS 2023 PROXY STATEMENT

As noted, all but one of our Directors are independent. Mr. Connolly is not an independent Director because of his employment as our President and Chief Executive Officer.
Our Audit Committee, our Compensation & Human Capital Committee, and our Nominating & Governance Committee are comprised solely of independent Directors. We believe that the number of independent, experienced Directors that comprise our Board, along with the independent oversight of the Board by the non-executive Chair, benefits our Company and our stockholders.
BOARD LEADERSHIP STRUCTURE
We operate under a board leadership structure where one of our independent Directors, Mr. Chapman, serves as the non-executive Chair of the Board. The non-executive Chair presides at all executive sessions of “non-management” Directors, as defined under the NYSE Listed Company Manual. The powers and duties of our non-executive Chair reflect corporate governance best practices. Among other duties, our non-executive Chair provides input on meeting agendas, presides over all Board meetings, and chairs executive sessions of the independent Directors to discuss certain matters without members of management present. In addition, our non-executive Chair attends all Board-level committee meetings. Pursuant to our Corporate Governance Guidelines, our non-executive Chair is responsible for ensuring that the role between board oversight and management operations is respected, providing the medium for informal dialogue with and between independent Directors and allowing for free and open communication with that group. In addition, our non-executive Chair serves as a communication conduit for third parties who wish to communicate with the Board.
We believe this current board leadership structure is appropriate for our Company and our stockholders. We believe this structure promotes efficiency and provides strong leadership for our Board, while also positioning our Chief Executive Officer, with the consultation of our Chair of the Board, as the leader of the Company in the eyes of our business partners, employees, stockholders, and other interested parties.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Our independent Directors meet without management present at least four times each year. Mr. Chapman, as our non-executive Chair, is responsible for presiding at meetings of the independent Directors.
Any stockholder or interested party who wishes to communicate directly with the Chair or the independent Directors as a group may do so by writing to: non-executive Chair, Cousins Properties Incorporated, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.

PROPOSAL 1 - ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS
In its meeting in February 2022, following the review and recommendation of the Compensation, Succession, Nominating & Governance Committee (the “CSNG Committee”), the Board determined that the increasing focus and continuing evolution of matters related to ESG could best be addressed by the Board through a division of responsibilities that ensures these critical matters receive increased time and attention from our Board. Historically, all of those responsibilities, in addition to the responsibilities related to executive and director compensation and director nomination and succession, were housed in the CSNG Committee. In that meeting the Board determined that, as of April 26, 2022, our Board committee composition would change, as we divided the prior duties and responsibilities of the CSNG Committee into three separate committees: the Compensation & Human Capital Committee, the Nominating & Governance Committee, and the Sustainability Committee.
As a result of this committee restructuring, our Board now has five standing committees: the Audit Committee, the Compensation & Human Capital Committee (the “Compensation Committee”), the Nominating & Corporate Governance Committee (the “Nominating Committee”), the Sustainability Committee, and the Executive Committee.
The membership and function of each of these committees, and the number of meetings held during 2022, are described below:
AUDIT COMMITTEE

Members*		The Audit Committee’s responsibilities include:

Donna W. Hyland (Chair)	>	providing oversight of the integrity of the Company’s financial statements, the Company’s accounting and financial reporting processes, and the Company’s system of internal controls;
Charles T. Cannada
Lillian C. Giornelli	>	sole authority to appoint, retain, or terminate our independent registered public accounting firm;
Dionne Nelson
	>	reviewing the independence of the independent registered public accounting firm;
Number of Meetings in 2024: 4	>	reviewing the audit plan and results of the audit engagement with the independent registered public accounting firm;
Financial Expertise:	>	reviewing the scope and results of our internal auditing procedures, risk assessment, and the adequacy of our financial reporting controls;
Our Board determined that Mmes. Hyland and Nelson and Mr. Cannada each qualify as an “audit committee financial expert” as that term is defined in the rules of the SEC.	>	considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit fees;
	>	reviewing, approving, or ratifying related party transactions;
	>	providing oversight of our cyber risk management; and
	>	performing such other oversight functions as may be requested by our Board of Directors from time to time.

Each member of the Audit Committee is independent within the meaning of the regulations promulgated by the SEC, the listing standards of the NYSE, and our Director Independence Standards. All of the members of the Audit Committee are financially literate, and three of the four members are financial experts, all in accordance with the meaning of the SEC regulations, the listing standards of the NYSE, and the Company’s Audit Committee Charter.
For additional disclosures regarding the Audit Committee, including the Audit Committee Report, see “Proposal 4: Ratification of Appointment of the Independent Registered Public Accounting Firm” beginning on page 94.

COUSINS 2023 PROXY STATEMENT

COMPENSATION & HUMAN CAPITAL COMMITTEE

Members*		The Compensation Committee’s responsibilities include:

R. Kent Griffin, Jr. (Chair)	>	overseeing the administration of the Company’s compensation programs, including setting and administering our executive compensation;
Charles T. Cannada
Donna W. Hyland	>	overseeing the administration of our incentive compensation plans and equity-based plans;

Number of Meetings in 2022: 5	>	reviewing and approving those corporate goals and objectives that are relevant to the compensation of the Chief Executive Officer (the “CEO”) and all other executive officers, and evaluating the performance of the CEO and the other executive officers in light of those goals and objectives;
	>	reviewing our incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking, and periodically considering the relationship between risk management and incentive compensation;
	>	reviewing and making recommendations to the full Board of Directors regarding the compensation of non-employee Directors;
	>	consider results of stockholder advisory vote on executive compensation;
	>	review and discuss with management the compensation discussion and analysis, and recommend to our Board whether it be included in the annual proxy statement;
	>	oversight of all human capital management, including culture, diversity, inclusion, talent acquisition, retention, employee satisfaction, engagement, and succession planning; and
	>	performing such other functions and duties deemed appropriate by our Board of Directors.

None of the members of the Compensation Committee is an employee of Cousins Properties and each of them is an independent director under the NYSE rules. Each of the members of the CSNG Committee (which continued through April 26, 2022) were also independent directors under the NYSE rules.
The Compensation Committee makes all compensation decisions for all executive officers. The Compensation Committee reviews and approves all equity awards for all employees and delegates limited authority to the CEO to make equity grants to employees who are not executive officers.
The Compensation Committee has retained Ferguson Partners Consulting (together with its predecessors, “FPC”), an independent human resources consulting firm, since 2014 to provide advice regarding executive compensation, including for our NEOs listed in the compensation tables in this proxy statement. FPC advised the Compensation Committee with respect to compensation trends, best practices, and plan design, including among REITs and the broader market. FPC provided the Compensation Committee with relevant market data, advice regarding the interpretation of such data, and alternatives to consider when making decisions regarding executive compensation, including for our executive officers. Information concerning the nature and scope of FPC’s assignments and related disclosure is included under “Compensation Discussion and Analysis” beginning on page 45.
The Compensation Committee Report is included in this proxy statement on page 71.

* Through April 26, 2022, the duties of the Compensation Committee were housed with the CSNG Committee, which was comprised of Mmes. Hyland and Giornelli, and Messrs. Cannada and Griffin (Chair).
PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Members*		The Nominating Committee’s responsibilities include:

R. Dary Stone (Chair)	>	identifying individuals qualified to become Board members, consistent with criteria established by the Nominating Committee, and recommending to the Board director nominees for election at each annual meeting of stockholders;
R. Kent Griffin, Jr.
Lillian C. Giornelli	>	recommending to the Board the directors for appointment to its committees;
	>	establishing a policy with regard to the consideration by the Nominating Committee of director candidates recommended by a stockholder;
Number of Meetings in 2022: 4	>	establishing procedures to be followed by stockholders submitting such recommendations and establishing a process for identifying and evaluating nominees for our Board of Directors, including nominees recommended by stockholders;

	>	making recommendations regarding composition and size of the Board, together with coordination of succession planning by the Board of Directors;
	>	considering results of stockholder advisory vote on executive compensation;
	>	overseeing the annual Board and committee evaluation process;

	>	reviewing and recommending to the Board corporate governance principles and policies that should apply to the Company;
	>	reviewing codes of conduct and enforcement procedures in place at least annually; and
	>	performing such other functions as may be requested by our Board of Directors from time to time.

The Nominating Committee is also responsible for annually reviewing our Corporate Governance Guidelines and recommending any changes to our Board of Directors. A copy of the Corporate Governance Guidelines is available on the Investor Relations page of our website at www.cousins.com.
Each member of the Nominating Committee is an independent director under the NYSE rules. Each of the members of the CSNG Committee (which continued through April 26, 2022) were also independent directors under the NYSE rules.

* Through April 26, 2022, the duties of the Nominating Committee were housed with the CSNG Committee, which was comprised of Mmes. Hyland and Giornelli, and Messrs. Cannada and Griffin (Chair).

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SUSTAINABILITY COMMITTEE

Members		The Sustainability Committee’s responsibilities include:

Scott W. Fordham (Chair)	>	reviewing and sharing real estate industry sustainability best practices;
M. Colin Connolly	>	working with our Board and management to establish environmental performance goals (energy, emissions, water, and waste), and initiatives related to climate action and resilience;
Dionne Nelson
R. Dary Stone
	>	monitoring and evaluating the Company’s progress in achieving its sustainability goals and commitments, as well as relevant independent environmental, sustainability objectives, and its strategy;
Number of Meetings in 2022*: 4	>	reporting to and advising our Board as appropriate on the Company’s sustainability objectives and its strategy;
	>	periodically reviewing legal, regulatory, and compliance matters that may have a material impact on the implementation of the Company’s sustainability objectives, and making recommendations to our Board and management, as appropriate, with respect to the Company’s response to such matters;
	>	assisting our Board in fulfilling its oversight responsibility by identifying, evaluating, and monitoring the environmental and climate trends, issues, risks, and concerns that affect or could affect the Company’s business activities and performance;
* Through April 26, 2022, the duties of the Sustainability Committee were housed with the CSNG Committee, which was comprised of Mmes. Hyland and Giornelli, and Messrs. Cannada and Griffin (Chair).	>	advising our Board on significant stakeholder concerns related to sustainability; and
	>	performing such other functions as may be requested by our Board of Directors from time to time.
The Sustainability Committee is also responsible for reviewing and providing oversight regarding our annual ESG reports, which can be found at cousins.com/esg-reports.

EXECUTIVE COMMITTEE

Members		The Executive Committee’s responsibilities include:

Robert M. Chapman (Chair)	>	exercising all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board;
M. Colin Connolly
R. Kent Griffin Donna W. Hyland	>	previous delegations include approving adjustments to the Board-approved minimum disposition price and maximum acquisition price for a real estate asset;

Number of Meetings in 2022: 0	>	previous delegations also include acting as a pricing committee in connection with public stock issuances.
Our Board believes that its duties are best exercised through discussion and participation by all members of the full Board. Accordingly, the Executive Committee rarely exercises its delegated powers, with action commonly limited to circumstances where the full Board has approved broad corporate action and delegated narrower, specific authority to the Executive Committee. For example, the Executive Committee has previously acted as the pricing committee in connection with public stock issuances that were more broadly authorized by the full Board. The Executive Committee took no action in 2022.

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CORPORATE GOVERNANCE
Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our website at www.cousins.com. The charters of the Audit Committee, the Compensation Committee, the Nominating Committee, and the Sustainability Committee are also available on the Investor Relations page of our website.
Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, Directors, and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. The Ethics Code includes a Vendor Code of Conduct, which describes our expectations of how vendors, consultants, and independent contractors engaged in providing products and services to us will conduct business, including through compliance with this Vendor Code of Conduct. Our Ethics Code is available on the Investor Relations page of our website at www.cousins.com. Copies of our Corporate Governance Guidelines, committee charters, and Ethics Code are also available upon written request to Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Corporate Secretary.
Any stockholder or interested party who wishes to communicate directly with our Board, or with an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations, or promotions of a product or service) and will make the communications available to the Directors upon request.
In addition, all known or possible instances of non-compliance with our Ethics Code may be reported anonymously using the Company’s ethics hotline at www.cousins.ethicspoint.com or by calling toll-free 1-877-888-0002. This ethics hotline is an independent, professional reporting service retained by the Company to assist with receiving reports of compliance concerns and suspected violations, and it is available 24 hours a day, 7 days a week. You are welcome to make any such reports anonymously, but we prefer you identify yourself so that we may contact you for additional information if necessary or appropriate.
BOARD’S ROLE IN RISK OVERSIGHT
Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to each of the Audit Committee, the Compensation Committee, the Nominating Committee, and the Sustainability Committee.
•Audit Committee Risk Oversight: Under its charter, the Audit Committee is responsible for discussing our financial risk assessment with management, as well as the oversight of our corporate compliance programs, types and levels of the Company’s insurance programs (including property, general liability, executive liability, and other lines of coverage), cybersecurity concerns (including data privacy risk management), and the internal audit function. As part of this oversight, the Audit Committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to achieving the Company’s business objectives. The results of the risk assessment are then discussed with management and used to develop the Company’s annual internal audit plan.
•Compensation Committee Risk Oversight: Under its charter, the Compensation Committee is responsible for oversight of the Company’s incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking and to periodically consider the relationship between risk management and incentive compensation. As part of this oversight, the Compensation Committee, together with its independent compensation consultant, FPC, annually reviews the Company’s executive compensation, including benchmarking of the level, type, and mix of compensation, the components of performance goals and the appropriateness of each in relation to the Company’s strategy and portfolio.

COUSINS 2023 PROXY STATEMENT

•Nominating Committee Risk Oversight: Under its charter, the Nominating Committee is responsible for oversight of the Company’s governance principles and policies that should apply to the Company, along with reviewing the Company’s Corporate Governance Guidelines, Code of Business Conduct, and Vendor Code of Conduct. This review includes policies related to insider stockholding requirements, potential conflict of interests, and expectations for Board members.
•Sustainability Committee Risk Oversight: Under its charter, the Sustainability Committee is responsible for oversight of the Company’s sustainability and social responsibility initiatives, goals, and reporting, along with evaluating and monitoring environmental and climate trends, issues, risks, and concerns that affect or could affect the Company’s business activities and performance.
In addition, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. In particular, our Board of Directors administers its risk oversight function through:
•the review and discussion of regular periodic reports to our Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others:
•market conditions;
•tenant concentrations and credit worthiness;
•leasing activity and expirations;
•the status of current and anticipated development projects;
•compliance with debt covenants;
•management of debt maturities;
•access to debt and equity capital markets;
•existing and potential legal claims against the Company;
•climate change and sustainability;
•potential cyber-attacks and intrusions;
•public health crises, pandemics, and epidemics;
•existing and proposed regulations that might be applicable to the Company; and
•various other matters relating to the Company’s business;
•the required approval by our Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others:
•significant acquisitions and dispositions of property;
•commencement of significant development projects; and
•new commitments for significant corporate-level borrowings;
•the direct oversight of specific areas of the Company’s business by the Audit Committee, the Compensation Committee, the Nominating Committee, and the Sustainability Committee; and
•regular periodic reports from the Company’s independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualifications of the Company as a REIT for tax purposes and the Company’s internal control over financial reporting.

PROPOSAL 1 - ELECTION OF DIRECTORS                                    35

The Board relies on management to bring significant matters impacting the Company to its attention. The Board believes that the work undertaken by its committees, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.
With respect to cybersecurity risk, the day-to-day management of cybersecurity is the responsibility of our Senior Vice President, Chief Information Officer and his larger Information Technology team. The Chief Information Officer reports directly to the Chief Financial Officer. The executive management team receives regular updates, and the Board receives an annual report from the Chief Information Officer on the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program, and the emerging threat landscape.
As one component of the Board’s management of risk, the Company has established a hotline that is available for the anonymous and confidential submission of complaints relating to any matter to encourage the reporting of questionable activities directly to our senior management and the Audit Committee. See “Corporate Governance” on page 34 for more information.
BOARD’S ROLE IN CORPORATE STRATEGY
Our Board is responsible for assisting management in developing and evaluating our corporate strategy. As part of a comprehensive review of our existing portfolio and opportunities for acquisition, disposition, and development, our management team reviews and discusses with the Board the current corporate strategy, including allocation among our target markets, potential new markets, and the degree to which the assets within our portfolio and potential opportunities are aligned with that strategy.
Our Board periodically conducts special meetings to review and discuss our corporate strategy, including perceived macro threats and opportunities in the office sector, our portfolio characteristics, the strengths and challenges of our target markets, anticipated opportunities for improvement of the portfolio, and our financial philosophy. Such reviews include discussion of our strategic goals and the status of our progress against the same.
Our corporate strategy is summarized as follows:
•Premier Urban Sun Belt Office Portfolio. We prioritize investment in trophy office building concentrations in the best-located and most highly-amenitized submarkets within some of the most attractive office markets in the Sun Belt, including Austin, Atlanta, Charlotte, Phoenix, Tampa, Dallas, and Nashville. We focus on appropriate distribution of investments among those markets, and we regularly review opportunities to expand selectively in additional office markets in the Sun Belt which offer strong long-term growth characteristics, including supply constraints and strong transportation infrastructure.
•Disciplined Capital Allocation. We pursue acquisition and development opportunities where we believe our expertise in leasing and development will provide a strong base for generating attractive risk-adjusted returns and maintaining or upgrading the quality of our portfolio.
36                                        COUSINS 2023 PROXY STATEMENT

•Best in Class Balance Sheet. We maintain a simple, flexible, and low-levered balance sheet, appropriately sized to obtain benefits of scale, with a preference for limitations on the use of joint ventures (unless they bring strategic considerations other than funding).
•Strong Local Operating Platforms. Local leadership leads our markets. They have direct responsibility for local operations and identifying new opportunities, supported by centralized corporate functions that can be shared across the portfolio while maintaining appropriate general and administrative expenses.
The Board continues to review and discuss our corporate strategy with management, making prudent adjustments as appropriate given current market conditions.
MAJORITY VOTING FOR DIRECTORS AND DIRECTOR RESIGNATION POLICY
Our Bylaws and Corporate Governance Guidelines provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares cast for a Director must exceed the number of shares cast against that Director. Under our Corporate Governance Guidelines, if a Director fails to receive a sufficient number of votes for re-election at an annual meeting, the Director must offer to tender his or her resignation to the Board. The Board will determine whether or not to accept such resignation.
Our Bylaws provide that the Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any Director who tenders his or her resignation in accordance with the Bylaw provision will not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept such resignation. However, if each member of the Nominating Committee was not elected at the same election, then the independent Directors who were elected will appoint a committee among themselves to consider such resignations and recommend to the Board whether to accept them. However, if the only Directors who were elected in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept such resignations.

PROPOSAL 1 - ELECTION OF DIRECTORS                                    37

SELECTION OF NOMINEES FOR DIRECTOR
Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Nominating Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria and must have integrity, accountability, judgment, and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight, and strategic decision-making. In identifying nominees for Director, the Nominating Committee focuses on issues of diversity, and considers diversity, including gender, race, and ethnicity, professional experience, and differences in viewpoints, while also evaluating the skills that a potential nominee would bring to the Board. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints and will endeavor to include women and individuals from minority groups in the qualified pool from which new director candidates are selected as the Board undergoes periodic Board refreshment. The Board’s objective is to be comprised of individuals who by occupation, background, skill, and experience can make a strong and positive contribution to the Company and its stockholders. In considering nominees for Director, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.
The Nominating Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Nominating Committee uses a variety of sources to identify new candidates. New candidates may be identified through recommendations from independent Directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating Committee, interviews with the Nominating Committee as a whole, one or more members of the Nominating Committee, or one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board between annual meetings.
In 2020, the CSNG Committee (as predecessor to the Nominating Committee) retained a professional search firm to significantly increase the pool of potential candidates, reflecting the values of diversity outlined above. With the assistance of the search firm, the CSNG Committee conducted a thorough process, including conducting multiple private meetings with and consideration of multiple potential candidates. The CSNG Committee carefully reviewed the background and qualifications of each potential candidate and the alignment of the same with the strategic goals of the Company and its governance values. As part of the Director search process, each Director participated in live discussions with Ms. Nelson. At the culmination of such process, the CSNG Committee recommended to the Board that it elect Ms. Nelson to the Board. After reviewing Ms. Nelson’s background and qualifications, the Board elected Ms. Nelson as a Director, effective May 21, 2021.
The Nominating Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Nominating & Governance Committee, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.

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MANAGEMENT SUCCESSION PLANNING
The Nominating Committee is also responsible for the oversight of the Company’s succession planning, including overseeing a process to evaluate the qualities and characteristics of an effective Chief Executive Officer (“CEO”) and conducting advance planning for contingencies, such as the departure, death, or disability of the CEO or other senior members of management. The CEO periodically reviews the management development and succession planning with the Nominating Committee. The succession plan is also reviewed with the full Board from time to time, which considers ensuring thoughtful, seamless, and effective transitions of leadership to be a primary responsibility of the Board. Potential leaders are given exposure and visibility to the Board members through formal presentations and informal events.
BOARD REFRESHMENT AND BOARD SUCCESSION PLANNING
Succession planning is not limited to management. We also consider the long-term make-up of our Board and how the members of our Board change over time. We aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new ideas and energy that can come from adding members to the Board. We also consider the long-term needs of our Board and the expertise that is needed for our Board as our business strategy evolves and the marketplace in which we do business evolves.
We added one or more new independent Directors in six of the last nine years, including the addition of one new independent Director in 2021, as discussed above.
We believe the average tenure for our Directors reflects the balance that the Board seeks between the different perspectives brought by long-serving Directors and new Directors. The graph below summarizes the tenure of our 2023 Director nominees.
BOARD AND COMMITTEE EVALUATION PROCESS
The Board has established a robust self-evaluation process. Our Corporate Governance Guidelines require the Board to evaluate its own performance annually. In addition, each of the Committee charters requires an annual performance evaluation. The Nominating & Governance Committee (for purposes of this discussion, the “Governance Committee”) oversees the annual self-assessment process on behalf of the Board. The formal self-evaluation may be in the form of written or oral questionnaires, administered by Board members, management, or third parties. Each year, our Governance Committee discusses and considers the appropriate approach and approves the form of the evaluation.
In 2022, Mr. Stone, as Chair of our Governance Committee, conducted individual interviews with each member to review and discuss the following: Board structure, size, and composition (including diversity), including current membership; committee structures, size, composition, and leadership; effectiveness of communications with management, including written materials;
PROPOSAL 1 - ELECTION OF DIRECTORS

director engagement; effectiveness of communications among Directors; succession planning for management; performance of Director Connolly as CEO; performance of Chairs of Board and committees; effectiveness of oversight by Board, including risk management and strategic planning; and effectiveness, duration, and frequency of meetings. These discussions utilized a detailed questionnaire as a prompt. Mr. Stone prepared a verbal report with details regarding the discussions to the Executive Chair and the CEO. In February 2023, Mr. Stone also provided verbal summaries of the discussions with the Governance Committee and with the full Board.
We intend periodically to conduct similar evaluations in the future, and we may utilize the services of a third-party consultant for this purpose, as our Board deems appropriate as part of our standard annual performance evaluation and self-assessment process.
HEDGING, PLEDGING, AND INSIDER TRADING POLICY
Our insider trading policy prohibits our employees, officers, and Directors from hedging their ownership of our stock, including a prohibition on short sales, buying or selling of puts and calls, and purchasing our stock on margin. Our insider trading policy also prohibits our employees, officers, and Directors from purchasing or selling our securities while in possession of material non-public information. None of our executive officers or Directors holds any of our stock subject to pledge.
STOCKHOLDER ENGAGEMENT AND OUTREACH
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we regularly meet with our investors to share our perspective and to solicit their feedback on a variety of topics, such as our strategy and performance, corporate governance, and market conditions. As is increasingly common among all public companies, including REITs, a substantial portion of our stockholders are considered passive investors and generally do not engage with issuers. While we welcome all opportunities for meaningful stockholder engagement, most of our successful engagement efforts are focused on our active institutional investors. Approximately 60% of our outstanding shares are represented by active investors. We reached out to representatives of 76% of those shares and requested meetings to solicit their input on a variety of topics, including market conditions, executive compensation, corporate strategy, corporate governance practices, and other matters, including topics related to ESG. Approximately 85% of those invitations were accepted. The CEO and/or Chief Financial Officer personally led these meetings. Members of our executive management team typically participate in multiple investor conferences. Periodically, we hold investor days where members of our management team meet with stockholders to discuss our strategy and performance, provide tours of our properties, and respond to questions. We also consider the input received from our stockholders through individual meetings, property tours, telephone calls, and/or written communications. We plan to continue our engagement with our stockholders in 2023 and beyond, as we believe the perspectives provided by our stockholders provide valuable information to be considered in our decision-making process.
SUSTAINABILITY & CORPORATE RESPONSIBILITY
At Cousins, we believe that true value creation results not only from positive stock performance, but also from a commitment to sustainability. For us, sustainability means creating and maintaining resilient buildings that are operated in an environmentally and socially responsible manner. This approach not only encourages office users to select us for their corporate operations, but it also enhances the communities where our buildings are located. We believe making a strong impact in the communities in which we operate is supportive of our overall success. Our community focus is strengthened by our operating structure, including having local leadership in each of our key markets, an entrepreneurial mindset, and a strong community presence. We have long focused on responsibly building the highest quality assets and emphasizing best-in-class projects, including

COUSINS 2023 PROXY STATEMENT

incorporating environmentally sustainable design, construction, and operational components. We are focused on creating healthy workspaces and high-performance properties while simultaneously mitigating operational costs and the potential external impacts of energy and water consumption, waste production, and greenhouse gas emissions. This focus leads to strong customer satisfaction and interest from potential customers, which in turn maintains our buildings’ occupancy and promotes positive returns for our stockholders.
COMMITMENT TO SUSTAINABILITY
At Cousins, we pride ourselves on investing in trophy office buildings located in high-growth Sun Belt markets and managing these properties in a first-class manner while achieving outstanding efficiency. In evaluating new acquisition opportunities, we focus carefully on the existing performance of the building in consumption of energy and water resources and the mitigation of resource consumption through recycling and other efforts. We evaluate the opportunities for improvement in these areas on a near- and long-term basis. We carefully evaluate the proximity to transit options, with a strong preference for nearby bus and rail transit. When planning development projects, we take all the foregoing into account, and we strive to design highly-sustainable buildings, generally taking advantage of the U.S. Green Building Council’s Leadership in Energy and Design (“LEED”) green building program and/or BOMA 360 certification process and designation. For our operational buildings and our buildings under development, we emphasize the importance of environmentally sustainable design, construction, and operations. During 2022, we prioritized the pursuit of healthy building certifications, including Fitwel, which reassure our customers and employees of our focus on providing healthy working environments. Over the long term, we believe properties that reflect these priorities will remain attractive to office users and investors, and as a result, we anticipate that this philosophy will continue to generate high-quality returns for our stockholders.
The effectiveness of our sustainable and responsible development and operations is evidenced by the recognition our properties have received from some of the most respected third-party organizations that benchmark property efficiency and sustainability practices:

43 of our buildings, representing 81% of our LEED eligible square footage, are LEED Certified (LEED for Building Operations and Maintenance for our existing buildings and/or LEED for Building Design and Construction: Core and Shell for our newly developed buildings). This certification evidences the attainment of certain exacting standards. We intend to maintain certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through LEED certification.

LEED Certified 81%

34 of our eligible buildings, representing 64% of our BOMA 360 eligible square footage, have achieved the elite BOMA 360 certification. This certification recognizes excellence in building operations and management, and it benchmarks performance in six key areas, including energy, environment, and sustainability. We intend to maintain certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through BOMA 360 certification.

BOMA 360 Certified 64%

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We track building performance through the EPA’s ENERGY STAR® benchmark program. 50 of our buildings, representing 91% of our ENERGY STAR eligible square footage, are ENERGY STAR-certified for superior energy efficiency, responsible water usage, and reduced greenhouse emissions. ENERGY STAR is integrated into our energy management program for benchmarking our assets and tracking improvements in energy consumption, greenhouse gas emissions, water consumption, and waste production. We intend to continue tracking our portfolio through ENERGY STAR and to maintain and/or pursue certification for all properties for which it is feasible.

ENERGY STAR Certified 91%

15 of our buildings, representing 35% of our Fitwel eligible square footage, are Fitwel One-Star certified. Fitwel uses scorecards that include more than 55 evidence-based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks. We intend to maintain certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through Fitwel certification.

35%

54 of our buildings, representing 93% of our Fitwel VRM eligible square footage, are certified under the Fitwel Viral Response Module. In addition, we have achieved the WELL Health-Safety seal for two of our buildings. Each program verifies a multi-faceted approach to mitigate the spread of disease, including implementation standards for contagious disease outbreak plans, enhanced indoor air quality (with associated testing and monitoring), and enhanced cleaning, disinfecting, and maintenance standards.

93%

In 2022, the Company earned its seventh consecutive “Green Star” recognition from the Global Real Estate Sustainability Benchmark (“GRESB”) assessment. GRESB is an investor-driven evaluation system for measuring the sustainability performance of property companies and real estate funds. The Company also achieved an overall score of an “A” on the GRESB Public Disclosure assessment. The 2022 scores reflected an increase of 3 points over the 2021 real estate score and a letter grade improvement over the 2021 disclosure score.

Green Star
In 2022, we added a dedicated resource to the management-level Sustainability Team, the Director of Corporate Responsibility, to partner with our EVP-Development, EVP-Operations, EVP & General Counsel, along with representatives from the operations group and outside sustainability consultants, to further our sustainability efforts. In consultation with the CEO and the Sustainability Committee, the Sustainability Team establishes the policies addressing environmental and social issues, reviews recent performance metrics, sets goals for sustainability improvements for individual buildings, and ensures that sustainability efforts are included as a core value in all design, development, investment, and operational decisions. In addition, representatives of this Sustainability Team regularly review and discuss with the broader management team and with the Sustainability Committee the status of our sustainability efforts, including planned strategic initiatives and recent accomplishments.
COMMITMENT TO DIVERSITY
We are focused on creating a diverse and inclusive workforce. Our priorities include attracting, developing, and retaining the best talent, fostering an inclusive culture, and embracing diversity. Our employees are the foundation of our success, and we strive to have a workforce that reflects the diversity of qualified talent that is available in the markets we serve.
We are also committed to diversity at the Board level. Our Board will consider diversity, including gender, race, and ethnicity, when considering nominations to the Board and will endeavor to include women and individuals from minority groups in the qualified pool from which new director candidates are selected as the Board undergoes periodic Board refreshment. The Board’s objective is to have a Board comprised of individuals who by occupation, background, skills, and experience can make a strong, positive contribution to the Company and its stockholders.

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Key diversity highlights include:
•33% of our Directors are women, including our Chair of the Audit Committee. 11% of our Board are minorities.
•We have several women in key management roles, including the EVP & Chief Investment Officer, the EVP & General Counsel, and an SVP & Associate General Counsel. As of December 31, 2022, 48% of the supervisors at the Company were women.
•As of December 31, 2022, 40% of the workforce were women.
•As of December 31, 2022, 42% of the workforce self-identified as a minority; and, 26% of the supervisors self-identified as a minority.
Cousins, in partnership with Drew Charter School, created the Cousins Scholars Program in 2020 to introduce more students of color to the commercial real estate industry and to establish a pipeline from intern to executive. In 2022, we welcomed two scholars to our program—along with an intern from NAIOP’s (the Commercial Real Estate Development Association) Career Diversity Internship Program—who gained experience with the investments, asset management, and development teams, while also receiving exposure to the Atlanta leasing team. In addition, we welcomed an intern from the UNC-Chapel Hill Business School’s REDI program (which focuses on partnering with commercial real estate companies to increase the overall diverse applicant pool), who gained experience with the Charlotte leasing and property management teams. All of the interns working with us through these programs self-identified as minorities.
COMMITMENT TO COMMUNITY
We believe that Cousins should be a good corporate citizen, paying our “civic rent” through our philanthropic commitments. Our employees regularly donate to local causes, participate in annual fundraising for local nonprofits, and are actively involved in community-building activities such as Habitat for Humanity. This occurs not just at the corporate office, but also at the property level, where we are actively involved in each community within which the Company has made a significant investment. Together with our extensive wellness program and our commitment to a fair and respectful workplace, we believe this commitment to service and integrity offers our employees many opportunities for meaningful engagement and collaboration.
In connection with our ongoing commitment to healthy and sustainable operations, in 2022 we achieved Fitwel healthy building certifications at 14 of our buildings, bringing our portfolio total to 15 certifications, which focuses on a broad range of health behaviors and risks, including impact on surrounding community health, increasing physical activity, promotion of occupant safety, and instilling feelings of well-being. We maintained our prior Fitwel Viral Response Module certification for 54 of our buildings (representing 93% of the Fitwel VRM eligible square footage) and WELL Health-Safety certification for 2 additional buildings. Each certification program validates the operational and maintenance support of healthy workplaces. In 2022 over 25 million square feet of our portfolio were health and wellness certified by Fitwel, Fitwel VRM, and/or WELL Health-Safety.
Community involvement is one of Cousins’ core values, and we are committed to giving back to our local communities where we live and work. In 2022, Cousins focused its philanthropic activity around four key areas: diversity in real estate, education, affordable housing, and community spaces and parks. Our Company’s support was centered around CuzWeCareWeek, a new initiative that supported in-person volunteer activities and community involvement across our markets. Teams across the Company supported over 11 non-profit organizations with a day of volunteerism and raised $25,000 in financial support.
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We are committed to providing transparent disclosure regarding our corporate social responsibility efforts, and in 2022 we published an ESG report that is aligned with the Global Reporting Initiative (“GRI”) reporting framework and informed by the Taskforce on Climate-Related Financial Disclosures (“TCFD”). More detailed information, including our sustainability strategy, key performance indicators, achievements, and historical sustainability reports are available on our website at www.cousins.com.
Except for the documents specifically incorporated by reference into our Annual Report on Form 10-K, information contained on our website or that can be accessed through our website is not incorporated by reference into our Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS
The Compensation & Human Capital Committee (as successor to the Compensation, Succession, Nominating and Governance Committee of our Board of Directors, which are collectively referred to in this section as the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis section describes our executive compensation programs for 2022. It states how and why the Compensation Committee made its decisions regarding 2022 compensation for our Named Executive Officers (“NEOs”) detailed in the tables that follow. Our NEOs for 2022 are:

Named Executive Officers	Title
M. Colin Connolly	President and Chief Executive Officer

Gregg D. Adzema	Executive Vice President and Chief Financial Officer

Kennedy Hicks	Executive Vice President, Chief Investment Officer and Managing Director

Richard G. Hickson IV	Executive Vice President - Operations

John S. McColl	Executive Vice President - Development
EXECUTIVE SUMMARY
OVERVIEW OF 2022 BUSINESS PERFORMANCE
Our strategy is to create value for our stockholders through ownership of the premier urban office portfolio in the Sun Belt markets of the United States, with a particular focus on Atlanta, Austin, Charlotte, Tampa, Phoenix, Dallas, and Nashville. This strategy is based on a disciplined approach to capital allocation including value-add acquisition of assets, selective development projects, and timely disposition of non-core assets. Our simple, flexible, and low-leveraged balance sheet allows us to pursue acquisitions and development opportunities at the most advantageous points in the cycle. To implement this strategy, we leverage our strong local operating platforms within each of our markets.
In 2022, we executed on this strategy with strategic transactions, including key investment, financing, leasing, and disposition activities, along with continuing development on two projects and delivering completed development projects. In implementing our strategy, we had goals for 2022 that included FFO, gross office leasing volume, net effective rent performance on that leasing activity, and non-financial ESG metrics. We were successful in meeting these goals.
COMPENSATION DISCUSSION & ANALYSIS

TOTAL STOCKHOLDER RETURN
Our stockholders realized a negative 31.33% total return for the three-year period ended December 31, 2022, in comparison to the FTSE Nareit Equity Office Index and the FTSE Nareit Equity indices, whose total returns were a negative 37.93% and negative 0.34%, respectively.

RECENT NOTABLE BUSINESS DEVELOPMENTS
Since 2016, we have completed two significant transactions, including a merger with Parkway Properties, Inc. and a merger with TIER REIT, Inc. These transactions were consistent with our strategy and created value for our stockholders through both growth and repositioning our portfolio.
In addition to the transactions noted above, over the past five years, we have acquired 2.6 million square feet of operating properties for $974 million in gross purchase price, completed 2.9 million square feet of development at total project costs of $1.2 billion, and sold 5.5 million square feet of operating properties for $1.3 billion in gross sales price.

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2022 ACTIVITIES
During 2022, we completed several financing transactions consistent with our strategy of maintaining a flexible and low-leveraged balance sheet. The following is a summary of our significant 2022 activities:
DEVELOPMENT ACTIVITY
•Completed development of 300 Colorado, a 369,000 square foot office property in Austin, TX.
•Completed development of 100 Mill, a 288,000 square foot office property in Phoenix, AZ.
•Continued development of two projects located in our Austin and Nashville markets. These projects include 786,000 square feet of commercial space, and our share of the total expected project costs total $428.5 million.
INVESTMENT ACTIVITY
•    Purchased our partner’s 10% interest in 8000 and 10000 Avalon for $43.4 million. The purchase price included a promote to our partner in excess of its partnership interest and represented a negotiated fair value of $301.5 million for the entire 480,000 square feet of office space.
DISPOSITION ACTIVITY
•Sold our 50% interest in Carolina Square, a 468,000 square foot mixed-used property in Chapel Hill, NC, to our joint venture partner for a gross price of $105.0 million.
•An unconsolidated joint venture sold a 3.0 acre land parcel in the Victory submarket of Uptown Dallas for a gross price of $23.1 million.
FINANCING ACTIVITY
•Closed on a new $1.0 billion unsecured revolving credit facility with a maturity date of April 2027.
•Closed on a new $400 million Term Loan with an initial maturity date of March 2025 and four consecutive extension options for six months each.
•Amended our $350 million Term Loan, with an initial maturity date of August 2024 and four consecutive extension options for six months each, changing the base interest rate to Secured Overnight Financing Rate (“SOFR”), and entered into a floating-to-fixed interest rate swap, fixing the underlying SOFR rate at 4.23% through maturity.
•Repaid in full our Promenade Tower and Legacy Union mortgages with maturity dates of October 2022 and January 2023, respectively.
•Amended and extended the two existing mortgages on our Terminus properties in Atlanta through January 2031 for a combined $221 million.
•Settled outstanding forward contracts to sell 2.6 million shares of common stock. These forward contracts were executed in the third and fourth quarters of 2021 at a gross average price of $39.92.
COMPENSATION DISCUSSION & ANALYSIS

PORTFOLIO ACTIVITY
•Leased or renewed 2.0 million square feet of office space.
•Increased second generation net rent per square foot by 9.5% on a cash-basis.
•Increased same property net operating income by 1.0% on a cash-basis.
KEY COMPENSATION DECISIONS FOR 2022
The Compensation Committee made the following key decisions with respect to the 2022 compensation for our NEOs:
•Annual cash incentive awards were approved at 103.1% of target, based on achievement of Company performance goals relating to FFO, gross office leasing volume, net effective rent performance on office leasing activity, and non-financial ESG metrics.
•Long-term equity award performance was granted to our NEOs in the form of restricted stock units (“RSUs”) and restricted stock using a mix of 42% market-conditioned RSUs (“Market RSUs”), 18% performance-conditioned RSUs (“Performance RSUs”), and 40% time-vested restricted stock. The market-conditioned RSUs are earned only upon meeting performance goals relating to total stockholder return (“TSR”), calculated relative to the FTSE Nareit Equity Office Index, and the Performance RSUs are earned only upon meeting Company performance goals relating to aggregate FFO, each over a three-year period from 2022 through 2024. The time-vested restricted stock vests ratably on the grant date anniversary over a three-year service requirement. The Market RSUs and Performance RSUs cliff vest only if the performance conditions and service requirement are satisfied.

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COMPENSATION PRACTICES
We believe that our compensation program encourages executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period. Below, we highlight our compensation practices that support these principles.

What We Do
Mitigate Undue Risk	We provide a balanced mix of cash and equity-based compensation, including annual and long-term incentives which have market or Company performance metrics that we believe mitigate against excessive risk-taking by our management.

Significant Portion of Equity Awards are Market or Company Performance-Based	In 2022, 60% of the regular equity awards granted to our executive officers are market or Company performance-based and require that we achieve market goals relating to TSR or Company performance goals relating to FFO, in each case over a three-year period for the awards to be earned.

Incentive Cash Awards are Based on Achievement of Performance Goals, but Provide for Compensation Committee Discretion	Over the last 14 years (2009 to 2022), payouts under our cash incentive plan have ranged from 0% to 150%, reflecting the Company’s performance under the relevant goals for each year. The Compensation Committee sets performance goals under our annual incentive cash award plan that it believes are reasonable in light of past performance and market conditions. Our plan permits the Compensation Committee to exercise discretion in making final cash incentive award determinations so as to take into account changing market conditions, allowing our executive officers to focus on the long-term health of our Company rather than an “all or nothing” approach to achieving short-term goals.

Cap on Incentive Awards	Our Compensation Committee has established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150% of the target cash award as the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.

Clawback Policy	We have adopted a recoupment or “clawback” policy pursuant to which we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws. Our Compensation Committee intends to revise the existing clawback policy in 2023, to comply with the final listing requirements of NYSE.

Double Trigger Change in Control Agreements	We have entered into change in control agreements with our executive officers to ensure that the executives are focused on the interests of our stockholders in the event of a potential strategic acquisition, merger, or disposition. The agreements require a “double trigger,” both a change in control and a termination of employment, for the payout of benefits.

Independent Compensation Consultant	The Compensation Committee determined that its compensation consultant is independent pursuant to applicable NYSE listing standards.
COMPENSATION DISCUSSION & ANALYSIS

What We Do
Share Ownership Guidelines	We have stock ownership guidelines for our executive officers and Directors, including a target ownership of four times annual base salary for our Chief Executive Officer, two times annual base salary for our Executive Vice Presidents, and five times the annual cash retainer for our Directors.

Holding Period on Stock Awards	We have adopted a policy requiring our executive officers to hold 50% of the after- tax number of shares of stock awarded as compensation for a period of 24 months following vesting.

Prohibition of Hedging and Pledging of Company Stock	Our insider trading policy prohibits our Directors and executive officers from engaging in any short sales with respect to our stock or buying or selling puts or calls with respect to our stock. We also prohibit our Directors and executive officers from purchasing our stock on margin. None of our Directors or executive officers holds any of our stock subject to pledge.

Long Term Incentive Awards Settled in Stock	Our Market RSUs and Performance RSUs settle in stock, rather than cash, increasing the alignment with shareholders.

What We Don’t Do

No Employment Agreements	We do not have employment agreements with any of our executive officers. All of our executive officers are employed “at-will.”

No Perquisites	We generally do not provide perquisites above the reporting threshold to our executive officers. In 2022, we did not provide any perquisites to our executive officers above the reporting threshold.

No Pension Plans, Deferred Compensation Plans or Supplemental Executive Retirement Plans	We do not provide any defined benefit pension plans, deferred compensation plans, or supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our 401(k) plan and our Employee Stock Purchase Plan on the same basis as all of our employees.

No Single-Trigger Severance or Acceleration	Our change in control arrangements do not provide for payment on a change in control without a qualifying termination.

No Dividend Equivalent Units on Unearned Performance Awards	No dividend equivalent units (“DEUs”) are paid on Market RSUs or Performance RSUs during the performance period. DEUs are paid only if and to the extent the shares underlying Market RSUs or Performance RSUs are earned.

No Tax Gross-Up Provisions in Change in Control Agreements	Our change in control agreements with our executive officers do not include Section 280G tax gross-up provisions. We have committed that we will not enter into a new agreement to include a tax gross-up provision.

No Option Repricing	Although the 2019 Omnibus Incentive Stock Plan permits granting of stock options as part of a compensation program, we do not intend to grant any stock options as part of our executive or director compensation programs. If we were to grant stock options, we would prohibit repricing of any granted stock options.

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SAY-ON-PAY RESULTS
At our 2022 annual meeting, stockholders approved our say-on-pay vote with approval by 91.6% of votes cast. During the period from 2018-2022, our average “say-on-pay” vote approval was 95.0%.
We believe our compensation programs are effectively designed, are in alignment with the interests of our stockholders, and are instrumental in achieving our business strategy. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.
COMPENSATION PHILOSOPHY AND COMPETITIVE POSITIONING
The success of our business strategy depends significantly on the performance of our executives, requiring a more diverse skill set than if we were a passive real estate investor and allowing us to underwrite and execute on acquisition, development, and other investment opportunities, in addition to disposition, joint venture, and financing activities. In assessing the compensation of our executives, including our NEOs, we consider strategies designed to attract and retain talented executives in a competitive and dynamic real estate marketplace. While keeping in mind our accountability to our stockholders, we aim to reward executives commensurate with Company and individual performance.
In making compensation decisions for the executive officers, the Compensation Committee typically examines a range of data, with the median data point used as an initial reference point, and thereafter the Compensation Committee applies its judgment to adjust individuals based on their performance, tenure or experience in the role, value contributed to the Company, retention concerns, market data for competitive positions, and other relevant considerations, including the assessment of achievement of the Company’s strategic and tactical plans.
COMPENSATION REVIEW PROCESS
MARKET DATA AND PEER GROUP
The Compensation Committee evaluates NEO compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2022 compensation, the Compensation Committee engaged Ferguson Partners Consulting (“FPC”), to, among other things: (1) review the methodology of peer group creation and propose a peer group of public REITs to be used for the 2022 compensation targets; (2) benchmark our executive compensation against our peers and assist in developing compensation objectives; (3) analyze trends in compensation in the marketplace generally and among our peers specifically; and (4) recommend the components and amounts of compensation for our NEOs. As discussed in Director Compensation on page 87, FPC also provided consulting services with respect to compensation for our Directors.
With assistance from FPC, the Compensation Committee undertook a comprehensive review to develop an appropriate peer group of companies to review with the goal of evaluating the competitiveness of the Company’s executive compensation program. Although the Compensation Committee endeavors to maintain consistency in the selected peer group from year to year, changes in company size, classification, industry consolidation, and other factors may impact the appropriateness of the peer group utilized for the prior year’s compensation program evaluation. The peer group for 2022 was selected based on various criteria considered by the Compensation Committee, including industry (office-focused publicly-traded REITs), size (defined by equity market capitalization), and portfolio scale (defined by number of properties and/or total square footage). As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee selected the peer group shown below.
The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 11 public real estate companies that focus on office properties and those that are similar in size to
COMPENSATION DISCUSSION & ANALYSIS

us in terms of equity market capitalization (market value of common and preferred stock and partnership units convertible into stock). This peer group was used because public real estate companies of similar size have similar characteristics to our Company with respect to the demands and complexity of managing a similar portfolio, a significant development and acquisition pipeline, and extensive capital market activities. The Compensation Committee prefers to select companies so that our equity market capitalization approximates the median, without requiring that this characteristic outweigh the other important peer group considerations. As of the time the study was conducted (July 2021), this peer group had equity market capitalization ranging from $2.0 billion to $8.2 billion. As of that time, our equity market capitalization of $5.5 billion was above the peer group median (83rd percentile). This peer group was comprised of the following companies, which represented no changes from the peer group utilized for the 2020 and 2021 compensation program evaluations:

Brandywine Realty Trust	(NYSE: BDN)	Hudson Pacific Properties, Inc.	(NYSE: HPP)

Columbia Property Trust, Inc.	(NYSE: CXP)	JBG Smith Properties	(NYSE: JBGS)

Corporate Office Properties Trust	(NYSE: OFC)	Kilroy Realty Corporation	(NYSE: KRC)

Douglas Emmett, Inc.	(NYSE: DEI)	Paramount Group, Inc.	(NYSE: PGRE)

Empire State Realty Trust, Inc.	(NYSE: ESRT)	Piedmont Office Realty Trust	(NYSE: PDM)

Highwoods Properties, Inc.	(NYSE: HIW)
The below table represents the market capitalization of the Company and each of the companies in the peer group as of June 30, 2021.
ROLE OF MANAGEMENT AND COMPENSATION CONSULTANTS
The Compensation Committee evaluates Company and individual performance when making compensation decisions with respect to our NEOs. In making decisions regarding NEO compensation, the Compensation Committee considers recommendations from our CEO with respect to the performance and contributions of each of the other NEOs but retains the right to act in its sole and absolute discretion. Representatives of the Compensation Committee’s independent compensation consultant will from time to time attend Compensation Committee meetings and provide guidance regarding interpreting the competitive compensation data and trends in the marketplace.
In 2022, the Compensation Committee considered the independence of FPC in accordance with NYSE listing standards. The Committee requested and received a letter from FPC addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual

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consultants involved in the engagement. The Committee discussed these considerations and concluded that FPC is independent and that the work of the consultant did not raise any conflict of interest.
COMPONENTS OF COMPENSATION

Component	Why We Pay It
Base Salary	Provides a fixed, competitive level of cash compensation that reflects the NEO’s leadership role and the relative market rate for the executive’s experience and responsibilities.

Annual Cash Incentive	Rewards NEOs for achievement of annual financial and strategic goals that drive stockholder value, thereby aligning our NEOs’ interests with those of our stockholders.

Long Term Incentive:	Aligns the interests of our NEOs with those of our stockholders.
• Market RSUs	Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives that drive relative TSR out-performance because the ultimate value of the award is directly tied to the market value of our stock upon vesting, while conditioned upon achievement of at least a threshold relative performance, with no guaranteed minimum vesting or payout.
• Performance RSUs	Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives that drive FFO out-performance because the ultimate value of the award is directly tied to the market value of our stock upon vesting, while conditioned upon the achievement of FFO goals, with no guaranteed minimum vesting or payout.
• Restricted Stock	Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives because the ultimate value of the award is directly tied to the market value of our stock over the vesting period.

For our CEO, the mix of total direct compensation opportunity for 2022 (based on target values) is illustrated by the following chart:	For the NEOs, other than our CEO, the mix of total direct compensation opportunity for 2022 (based on target values) is illustrated by the following chart:

2022 CEO Compensation Mix	2022 Other NEO Compensation Mix

In 2022, total CEO compensation was 87% “At Risk” or “Performance Based” compensation.	In 2022, total other NEO compensation was 75% “At Risk” or “Performance Based” compensation.

COMPENSATION DISCUSSION & ANALYSIS

BASE SALARY
The Compensation Committee makes base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee reviewed base salaries of our NEOs for 2022 at its meeting in December 2021. The base salaries for each of our NEOs were increased for 2022, to remain competitive with market data and to reflect their respective contributions to the Company. Base salaries for the NEOs are as set forth below:

	2021 Base Salary	2022 Base Salary
M. Colin Connolly	$700,000	$730,000

Gregg D. Adzema	$475,000	$494,000

Kennedy Hicks	$380,000	$414,200

Richard G. Hickson IV	$412,000	$428,480

John S. McColl	$394,000	$409,760
ANNUAL INCENTIVE CASH AWARD
Our NEOs have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance. Each year the Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the beginning of each year.
In determining the actual annual incentive cash award paid to an executive officer, the Compensation Committee initially considers performance against the pre-established performance goals. The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, then considers all facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions of the executives, in making final award determinations. Our Compensation Committee has established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150% of the target cash award as the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.

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2022 Target Opportunity
The Compensation Committee established target annual incentive cash awards for our NEOs for 2022 at its meeting in December 2021. No changes were made to the targeted percentage of base salary for any of the executives who were first named NEO prior to 2022, other than for Ms. Hicks and Mr. McColl, whose 2022 targeted percentage of base salary were increased to be more competitive with market data and to reflect their contributions to the Company.
The changes in annual incentive compensation target opportunities, as a percentage of base salary, are as set forth below:

	2021 Bonus Target %	2022 Bonus Target %
M. Colin Connolly	130%	130%

Gregg D. Adzema	100%	100%

Kennedy Hicks	90%	95%

Richard G. Hickson IV	90%	90%

John S. McColl	90%	95%

2022 Performance Goals
The Compensation Committee, at its January 2022 meeting, reviewed and discussed potential performance goals for the 2022 annual incentive cash award, in connection with a review of our annual business plan and budget for the year. The Compensation Committee considered the importance to the Company of its initiatives surrounding environmental, social, and governance matters (“ESG”), including the assessments performed by unaffiliated third parties with respect to these ESG efforts. In recognition of the importance of these ESG initiatives to the Company’s overall performance, the Compensation Committee introduced specific non-financial ESG metrics to the annual incentive cash award performance goals for 2022, while also reaffirming the three components that were utilized in the 2021 performance period, adjusting their relative weighting proportionately. The annual incentive cash award performance goals for 2022, and their relative weighting, were as follows:
COMPENSATION DISCUSSION & ANALYSIS

1.     Funds From Operations Per Share Performance.
FFO is a non-GAAP financial measure that, when combined with the presentation of required GAAP measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management and the Board generally consider FFO per share to be useful measures for understanding and comparing our operating results because, by excluding real estate-related depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), impairment losses on depreciable real estate, and gains or losses associated with disposition activities, FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
The FFO goal for 2022 was $2.719 per share, weighted at 40% of the overall goals.
2.     Leasing Activity Volume.
We generate revenue and cash primarily by leasing our operating and development properties. When making leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be paid at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, overall vacancy, anticipated rollover and expected future demand for the space, the impact of any expansion rights, and general economic factors. For purposes of calculating performance, this calculation excludes all leases less than one year, amenity leases, percentage rent leases, storage leases, intercompany leases, license agreements, and residential leases.
For 2022, the Compensation Committee established a goal for us to lease 2.1 million square feet of office space, weighted at 25% of the overall goals.
3.     Net Effective Rent Performance.
Net Effective Rent is a calculation that deducts tenant allowance and other leasing expenses from the nominal total rental to be paid by a tenant over the initial term of the lease. Because these tenant concessions can significantly impact the economic value of the relevant lease, we view net effective rent as a reflection of the financial quality of our leasing performance.
For 2022, the Compensation Committee established a goal that the average net effective rent for all office leases executed in 2022 be not less than the budgeted net effective rent, with such calculation occurring with respect to each individual lease. The total calculation of performance would include the weighted average variance for all leases signed during the period. The net effective rent performance goal was weighted at 25% of the overall goals.
4.    ESG Performance.
For 2022, the Compensation Committee established a non-financial ESG metric that represents 10% of the overall performance metric, and it is comprised of four sub-components, each representing 2.5% of the overall performance goals:
a.Environmental - GRESB Score Improvement. As discussed in the “Commitment to Sustainability” on page 41, since 2015 the Company has participated in the annual Global Real Estate Sustainability Benchmark (“GRESB”) assessment. The GRESB assessment is a standardized, globally recognized framework for REITs and other real estate developers, operators, and managers to assess their ESG performance against industry benchmarks, focusing on material issues in the sustainability performance of real asset investments and

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identifying areas for improvement. The assessments are aligned with international reporting frameworks, such as GRI, SASB, DJSI, and TCFD recommendations. Each assessment analyzes enterprise-, portfolio- and asset-level data for the prior full calendar year. More information can be found at www.gresb.com.
We have consistently scored well above the GRESB average in the annual real estate assessments. The feedback we receive from the GRESB assessment process has assisted us to refine and improve our ESG data gathering and the transparency of our ESG data disclosure. The Compensation Committee identified a minimum score, which the Company was required to achieve on the 2022 GRESB real estate assessment (which was based on 2021 ESG performance data) in order to achieve 100% performance on this component.
b.Environmental & Social - Fitwel Healthy Building Certification. Healthy building certifications from Fitwel or WELL Health-Safety demonstrate commitment to providing healthy working environments for our customers and employees. Such certifications complement our existing extensive certifications for ENERGY Star, BOMA 360, and LEED. The Fitwel certification is focused on the integration of wellness within individual projects. Fitwel uses scorecards that include more than 55 evidence-based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks, including impact on surrounding community health, increasing physical activity, promotion of occupant safety, and instilling feelings of well-being. More information can be found at www.fitwel.org. The WELL Healthy-Safety rating includes 23 strategies focused on operating healthy buildings and promoting health and wellbeing. More information can be found at www.wellcertified.com.
The Compensation Committee determined that the Company needs to achieve a Fitwel healthy building certification for 20% of the operating buildings in our portfolio, as of December 31, 2022, in order to achieve 100% performance on this component.
c.Social - Sustain a Healthy Company Culture. A healthy Company culture has many facets, including employee engagement, civic engagement, and responsiveness to known and unforeseen challenges. The Compensation Committee determined that their assessment of Company culture will be holistic in nature.
d.Governance - Green Street Governance Score. Green Street is a private real estate advisory firm and has conducted and provided research, analysis, and insights on publicly-traded REITs for more than 35 years. Green Street also provides corporate governance rankings based on 10 key variables from their corporate governance model. Our governance ranking scores have consistently been well above the Green Street average ranking scores. The Compensation Committee identified a minimum score, which the Company was required to achieve on the 2022 Green Street Governance Ranking in order to achieve 100% performance on this component.
The Compensation Committee approved only a target goal for each measure. In calculating performance, each component was capped at 200% of target, and total payouts were capped at 150% of overall target. At the time of approval of the 2022 performance goals, the Compensation Committee believed that the performance goals were aggressive and rigorous and the weighting of each performance goal for the 2022 annual incentive cash awards was appropriate given our business strategy, historic performance, and the current real estate market. The Compensation Committee retained the discretion to make adjustments in determining our performance against the goals to the extent it believes the adjustment is appropriate and in the best interests of the Company.

COMPENSATION DISCUSSION & ANALYSIS

2022 Performance Against Goals
The Compensation Committee, at its meeting in February 2023, evaluated the Company’s actual performance against the 2022 goals and determined that we had achieved 103.1% of the overall goals, on a weighted basis, as described in detail below:
1.     Funds From Operations Per Share Performance.
The Compensation Committee determined that we achieved adjusted FFO per share at an amount equal to 99.9% of our FFO per share goal.
2.     Leasing Activity Volume.
The Compensation Committee determined that we achieved 94.1% of our goal related to office leasing activity for 2022.
3.     Net Effective Rent Performance.
The Compensation Committee determined that we achieved 116.5% of our goal related to net effective rent performance for 2022. This calculation excluded leasing activity for which no budgets existed for comparison purposes.
4.    ESG Performance.
The Compensation Committee determined that we achieved against our non-financial ESG metrics as follows:
a.We improved our GRESB Score by 3 points in 2022, and the Compensation Committee determined that we had achieved 102.4% of our goal related to improvement of our GRESB Score in 2022.
b.We received Fitwel Certification for 14 buildings in 2022, representing 23% of our portfolio. The Compensation Committee determined that we had achieved 116.7% of our goal related to Fitwel Certification within the portfolio.
c.In 2022, Cousins was again recognized by The Atlanta Journal-Constitution as being among the “Top Workplaces” in Atlanta, a recognition primarily based upon the results of anonymous surveys. Considering this and other factors, the Compensation Committee determined that we had achieved 100% of our goal related to healthy company culture.
d.Our 2022 Green Street governance score remained significantly above average without any decline in our individual score. The Compensation Committee determined that we had achieved 100% of our goal related to Green Street governance score.
Our actual performance against the 2022 goals are also reflected in the chart below.

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The Compensation Committee reserves the discretion to adjust annual incentive cash awards up or down depending on individual and the Company’s performance. The Compensation Committee determined that no adjustments were appropriate to any components of the 2022 annual incentive cash awards.
The actual annual incentive cash award for the 2022 performance period for each NEO is set forth in the table below and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 72:

	2022 Target % of Base Salary	Target Opportunity	2022 Actual Award
M. Colin Connolly	130%	$949,000	$978,419

Gregg D. Adzema	100%	$494,000	$509,314

Kennedy Hicks	95%	$393,490	$405,688

Richard G. Hickson IV	90%	$385,632	$397,587

John S. McColl	95%	$389,272	$401,339

COMPENSATION DISCUSSION & ANALYSIS

2023 PERFORMANCE GOALS
The Compensation Committee, at its February 2023 meeting, discussed potential performance goals for the 2023 annual incentive cash award, including the components and relative weighting. The Compensation Committee reaffirmed the three financial components and the four non-financial ESG metrics from the 2022 annual performance goals, including the relative weighting.
The non-financial ESG metric represents 10% of the overall performance metric, and it is comprised of four sub-components, with each representing 2.5% of the overall performance goals.
The Company’s FFO per share annual performance goal will be evaluated on a sliding scale. FFO per share below the identified threshold will result in no payout; FFO per share at the identified threshold will result in a payout of 50%; FFO per share at the identified target will result in 100% payout; and FFO per share at the identified maximum will result in 200% payout for this component of the annual incentive award goals. Payouts will be mathematically linearly interpolated between the identified levels, subject to the 200% maximum. The annual performance financial metrics of FFO per share performance, leasing activity volume, and NER performance, along with the ESG non-financial metrics are discussed above in connection with the establishment of the 2022 annual performance metrics, including the various clarifications discussed on pages 56-57, regarding calculations of the individual goal components.
Although individual components may be achieved at up to 200% of target, the overall payout of the 2023 annual incentive performance awards is capped at 150%. At the time of the approval of the 2023 annual incentive award goals, the Compensation Committee considered the various targets included within the goals to be aggressive, rigorous, and appropriate, including the relative weighting of each performance goal, given our business strategy, historic performance, and the current real estate market. The Compensation Committee retained the discretion to make adjustments in determining our performance against the goals to the extent it believes the adjustment is appropriate and in the best interests of the Company.

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LONG-TERM INCENTIVE EQUITY AWARDS
Our Long-Term Incentive (“LTI”) program is intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage our executive officers to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing stockholder value. The Compensation Committee believes that our equity-based long-term compensation program should provide an appropriate balance between retention and market and Company performance incentive awards.
For more information, see “Evolution of Composition of Equity Awards” on page 63.
2022 LTI Awards
In 2022, the Compensation Committee granted time-vested restricted stock (40% of the overall award), Market RSUs (42% of the overall awards), and Performance RSUs (18% of the overall award) to the NEOs under our LTI program, following a structure conforming to that of prior years.
The Compensation Committee, at its January 2022 meeting, granted LTI awards (the “2022 LTI Awards”) to each of our NEOs with a target grant date dollar value determined at its December 2021 meeting, following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee utilizes a dollar amount as the target value of each NEO’s LTI award, rather than an identified number of shares or RSUs, so as to minimize the impact of stock price volatility between the Compensation Committee’s annual review and the grant date value. The target grant date dollar value of the 2022 LTI Awards, as compared with those of the prior year, were increased for each of the NEOs, to be competitive with the market data and to reflect their respective contributions to the Company.
The 2022 LTI Targets are as set forth below:

	2021 LTI Target	2022 LTI Target
M. Colin Connolly	$2,750,000	$3,400,000

Gregg D. Adzema	$1,075,000	$1,175,000

Kennedy Hicks	$500,000	$600,000

Richard G. Hickson IV	$500,000	$550,000

John S. McColl	$475,000	$550,000
The 2022 LTI Awards were comprised of a mix of 40% time-vested restricted stock, 42% Market RSUs subject to a TSR condition, and 18% Performance RSUs subject to Company achievement of an FFO condition. The time-vested restricted stock vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. For the Market RSUs and Performance RSUs, the measurement period is three years, and the RSUs vest in full only upon satisfaction of the market conditions or performance conditions, as applicable, and (except in certain circumstances discussed below) if the holder is continuously employed with us through the full performance period.
COMPENSATION DISCUSSION & ANALYSIS

The 2022 LTI Awards granted in January 2022 by the Compensation Committee to our NEOs are set forth in the table below:

	Target LTI Award Value	Number of Restricted Shares Granted	Number of Market (TSR) RSUs Granted	Number of Performance (FFO) RSUs Granted
M. Colin Connolly	$3,400,000	35,270	37,033	15,871

Gregg D. Adzema	$1,175,000	12,189	12,798	5,485

Kennedy Hicks	$600,000	6,224	6,535	2,801

Richard G. Hickson IV	$550,000	5,705	5,991	2,567

John S. McColl	$550,000	5,705	5,991	2,567
For purposes of determining the applicable number of shares of Restricted Stock to be granted and the number of Market RSUs and Performance RSUs to be granted to each NEO, we divided the target grant date dollar value for each NEO (as determined by the Compensation Committee in December 2021) by our closing stock price on the date of the grant (January 31, 2022), which was $38.56 per share. The actual grant to an NEO for each component of the 2022 LTI Award was rounded to the nearest whole unit. The grant date fair value for financial reporting purposes for the 2022 LTI Awards is set forth in the “Stock Awards” column of the Summary Compensation Table and was determined in accordance with applicable accounting rules and differs from the target value shown above.
2022 Market RSUs and Performance RSUs
The Market RSUs granted in 2022 require achievement of a total stockholder return (“TSR”) goal to vest, and the Performance RSUs granted in 2022 require achievement of an FFO goal to vest. Each of these awards cliff vest at the end of the three-year performance period but are payable only if the performance conditions are met and if the holder has been continuously employed through such date (except in certain circumstances discussed below). The terms of the 2022 Market RSUs and Performance RSUs are summarized as follows:
•     Market RSUs: 42% of the target value of the 2022 LTI Awards are comprised of Market RSUs that are subject to a performance condition based upon the TSR of our common stock over the three-year period beginning January 1, 2022 through December 31, 2024 relative to the TSR of the companies in the FTSE Nareit Equity Office Index during that performance period (the “2022 LTI Peer Group”). This goal is evaluated on a sliding scale. TSR below the 30th percentile of the 2022 LTI Peer Group would result in no payout; TSR at the 30th percentile would result in 35% payout; TSR at the 50th percentile would result in 100% payout; and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum.
•     Performance RSUs: 18% of the target value of the 2022 LTI Awards are comprised of Performance RSUs that are subject to a performance condition that our Company FFO per share during the period beginning January 1, 2022 through December 31, 2024 is at least equal to a defined dollar amount per common share (the “FFO Target”). This goal is evaluated on a sliding scale. If FFO per share is less than 60% of the FFO Target, then there would be no payout.
If FFO per share is equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share is 140% or greater of the FFO Target, the payout would be 200%. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum. The Compensation Committee considers the FFO Target to be aggressive, rigorous, and appropriate, given our business strategy, historic performance, and the current real estate market.

COUSINS 2023 PROXY STATEMENT

The Compensation Committee retains the discretion to make adjustments to our performance in determining whether the vesting conditions are achieved under the 2022 Performance RSU awards. At its meeting in January 2022, the Compensation Committee determined that for purposes of the FFO Target, and consistent with practice in prior years, it would adjust FFO to reflect any adjustments made to the FFO component of the annual incentive award goals for the years included in the 2022-2024 performance period.
Dividend equivalents are not paid on Market RSUs or Performance RSUs prior to full vesting. Upon satisfaction of the vesting conditions, dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock during the performance period are determined and paid on a cumulative, reinvested basis over the term of the award, at the time the award vests and based on the number of shares that are earned. For example, if the payout of a Market RSU at vesting equaled 100% of target, the payout would include dividend equivalents on shares at 100% of target on a reinvested basis over the three-year performance period. Dividend equivalents, to the extent earned, will be paid in cash.
LTI GRANT PRACTICES
Although we have typically granted LTI awards to key employees at a regularly scheduled meeting of the Compensation Committee, which has been held in January or February in each of the last five years, beginning in 2023 we will grant LTI awards to key employees on or after February 16 of each year. We do not have any program, plan, or practice that coordinates the grant of equity awards with the release of material information, but the adjusted grant date is anticipated to occur after the release of fourth quarter earnings each year. The Compensation Committee views LTI awards as an essential component of annual compensation of our NEOs and, as a result, the Committee approves the target grant date value of these awards in connection with the benchmarking exercise that results in the approval of annual base salaries, target annual cash incentive (bonus) awards, and target LTI awards, with a review and approval of the structure and performance conditions occurring at a regularly scheduled meeting of the Compensation Committee in January or February. The number of shares awarded is calculated by dividing the target LTI award value by the closing price of our common stock on the date of issuance of an LTI award.
Evolution in Composition of Equity Awards
In furtherance of its goal to tie pay to performance and to ensure the long-term goals of retention and motivation, the Compensation Committee regularly reviews the components and composition of the long-term incentive equity awards that it grants. During the period from 2009 to 2022, the composition of equity awards granted has moved from stock options and time-vested RSUs to a mix that is 42% comprised of Market RSUs (which are conditioned upon required total shareholder return, relative to a group of identified peer companies), 18% comprised of Performance RSUs (which are conditioned upon FFO performance over a three-year period), and 40% comprised of time-vested restricted stock. Since 2011, no stock options have been granted; and no options remain outstanding. Beginning in 2015, we increased the threshold for payout of the Market RSUs from the 25th percentile to 30th percentile; as a result, in the event that our three-year relative TSR performance is in the bottom quartile, no payout will occur for the Market RSUs. Beginning with the 2020 LTI awards, all newly-granted Market RSUs and Performance RSUs settle in stock, rather than cash.

COMPENSATION DISCUSSION & ANALYSIS

The chart below reflects the composition of the long-term incentive equity awards granted to NEOs.

60%	Market RSUs
42% Relative TSR vs. TSR of the companies in the FTSE Nareit Equity Office Index
		Hurdles	Payout Levels
		30th percentile	Threshold (35%)
		50th percentile	Target (100%)
		75th percentile	Maximum (200%)

	Performance RSUs	18% FFO per Share

		Hurdles	Payout Levels
		60% of FFO Target	Threshold (2.5%)
		100% of FFO Target	Target (100%)
		140% of FFO Target	Maximum (200%)

VEST AT THE END OF THE THREE-YEAR PERFORMANCE PERIOD

40%
	Restricted Stock	VEST RATABLY OVER THREE YEARS

Restricted Stock Units
Each awarded RSU is a bookkeeping unit that is essentially the economic equivalent of one share of restricted stock. The Market RSUs and Performance RSUs are settled in stock upon vesting, with the number of shares vested being determined by the performance conditions. These RSUs are granted under our 2019 Omnibus Incentive Stock Plan.
Upon retirement of a participant, including an NEO, RSUs are potentially subject to accelerated vesting if the participant satisfies the “Rule of 65” (as described under “Compensation Discussion and Analysis—Severance Policy, Retirement, and Change in Control Agreements” on page 69). In the case of Market RSUs and Performance RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived but not the performance condition. In the case of service-conditioned RSUs, if any, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived and the service-conditioned RSUs would be payable as of the date of retirement. The Compensation Committee has not adopted the Rule of 65 for restricted stock awards.
Restricted Stock
Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as performance-conditioned awards or stock options, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive. Additionally, full value awards create an interest that encourages executives to think and act like stockholders and serve as a competitive retention vehicle. The restricted stock granted in 2022 vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. The restricted stock was granted under our 2019 Omnibus Incentive Stock Plan. Holders of restricted stock receive all regular and special dividends declared with respect to our common stock, and the same are paid concurrently with payment of dividends to common stockholders. Holders of restricted stock also retain the right to vote with respect to the shares held, in connection with any matters presented for a vote in an annual or special meeting of shareholders.

COUSINS 2023 PROXY STATEMENT

Stock Options
The Compensation Committee has not awarded options since 2011. No options remain outstanding. We do not expect to award options as part of our compensation program. If option awards are resumed, repricing will be expressly prohibited.
OTHER COMPENSATION ITEMS
LTI Awards Granted in 2020
At its meeting in February 2023, the Compensation Committee evaluated the potential payout under the LTI Awards granted in February 2020. The Market RSUs were subject to market performance goals relating to relative TSR, and the Performance RSUs were subject to Company performance goals relating to FFO. With respect to the Market RSUs, the target TSR performance over the period from January 1, 2020 to December 31, 2022 (the “2020 LTI Performance Period”) was targeted at the 50th percentile relative to our 2020 LTI Peer Group. Our 2020 LTI Peer Group originally included the companies in the SNL US Office REIT Index as of January 1, 2020 that remained publicly traded on an established exchange for the entire performance period. On August 1, 2021, the SNL US Office REIT Index was discontinued. When the SNL Office REIT Index was discontinued during 2021, the Compensation Committee diligently deliberated on a replacement index that was substantially similar in terms of its constituents, and based in part on the advice of its independent compensation consultant, determined to use the Nareit Office Index.1 As of December 31, 2022, the peer group for the 2020 LTI performance period consisted of the following companies (collectively the “2020 LTI Peer Group”):

2020 LTI PEER GROUP
Alexandria Real Estate	Easterly Government Properties	Office Properties Income Trust

Boston Properties, Inc.	Empire State Realty Trust, Inc.	Paramount Group, Inc.

Brandywine Realty Trust	Equity Commonwealth	Piedmont Office Realty Trust

CIM Commercial Trust Corp.	Franklin Street Properties Corp.	SL Green Realty Corp.

City Office REIT, Inc.	Highwoods Properties, Inc.	Vornado Realty Trust

Corporate Office Properties Trust	Hudson Pacific Properties, Inc.

Douglas Emmett, Inc.	Kilroy Realty Corp.
The Market RSUs performance was evaluated on a sliding scale based on the Company’s TSR performance during the 2020 LTI Performance Period, relative to the TSR performance for that period by the 2020 LTI Peer Group. TSR below the 30th percentile of the 2020 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35% payout, TSR at the 50th percentile would result in 100% payout; and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically interpolated between these stated levels, subject to a 200% maximum. At its meeting in February 2023, the Compensation Committee determined that our TSR for the 2020 LTI Performance Period was at the 73.6th percentile relative to the companies in the 2020 LTI Peer Group and that the mathematical interpolation resulted in 194.4% of these Market RSUs being payable.
With respect to the Performance RSUs, the target performance required that we achieve a specified aggregate FFO Target. This performance of the 2020 Performance RSUs was also evaluated on a sliding scale. If FFO
1 The utilization of the Nareit Office Index resulted in the removal of Veris Residential (fka Mack-Cali before the company announced in late 2021 a rebranding in connection with its transition from a diversified platform to a multifamily platform) from the peer group because Veris Residential had never been a constituent of the Nareit Office Index (it had previously been a member of the Nareit Diversified Index due to its portfolio spanning office and multifamily properties).
COMPENSATION DISCUSSION & ANALYSIS

per share were less than 60% of the FFO Target, then there would be no payout. If FFO per share were equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share were 140% or greater of the FFO Target, then the payout would be 200%. Payouts would be interpolated between these stated levels, subject to the 200% maximum. At its meeting in February 2023, the Compensation Committee determined that the aggregate FFO per share achieved for the 2020 LTI Performance Period was 96.0% of the target, which resulted in an interpolated payout at 90.0% of target for this component.
The weighted average achievement for the Market RSUs and Performance RSUs was 162.8% of target for the 2020 LTI awards (194.4% for Market RSUs and 90% for Performance RSUs) compared to the five year weighted average achievement of 172%, as reflected in the following chart:
These Market RSUs and Performance RSUs were settled in stock, based on the respective performance for each type of RSU. DEUs were paid as described on page 62 (under 2022 Market RSUs and Performance RSUs), except that the DEUs for the 2020 grants were settled in shares of our common stock. Because the settlement for the 2020 Market RSUs and Performance RSUs occurred in 2023, these awards will be reflected in the Stock Vested table in the 2024 proxy statement.
BENEFITS AND PERQUISITES
We provide health, dental, life, vision, and disability insurance benefits to all of our employees. Our NEOs are eligible to participate on the same basis as all other employees. We contribute to individual health savings accounts for all employees who successfully complete wellness initiatives, with the amount of the Company contribution tied to the level of initiatives completed by the employee in a given year. We maintain a 401(k) retirement savings plan (“Retirement Savings Plan”) for all eligible employees, including our NEOs. In 2022, for each employee, including our NEOs, we provided an automatic contribution to the Retirement Savings Plan equal to 3% of eligible compensation, subject to statutory limits. We expect this program to continue in the future.
In 2021, we introduced an Employee Stock Purchase Plan, under which all eligible employees (including our NEOs) may contribute a portion of their eligible compensation to acquire shares of our common stock at a 15% discount.
We do not have a pension plan or deferred compensation program for any of our employees, including our NEOs. Rather, we focus on providing short and long-term cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement.

COUSINS 2023 PROXY STATEMENT

In 2022, we did not provide any perquisites to our NEOs above the reporting threshold.
Our NEOs are eligible for benefits under change in control agreements only in certain “double trigger” circumstances. These agreements are discussed below under “Severance Policy, Retirement, and Change in Control Agreements.”
INCENTIVE-BASED COMPENSATION RECOUPMENT OR “CLAWBACK” POLICY
Our Board has adopted an incentive-based compensation recoupment policy (the “Recoupment Policy,” also sometimes commonly referred to as a “clawback” policy). Pursuant to the Recoupment Policy, if the Company is required to restate any previously issued financial statements due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, the Company will seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation from the Company during the three-year period preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered from the executive officer will be based on the excess, if any, of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement. The definition of “executive officer” and “incentive-based compensation,” the date on which the Company is required to prepare an accounting restatement, the amount to be recovered and any other interpretation of the policy shall be determined by the Compensation Committee acting in its sole discretion. The Board may amend the Recoupment Policy from time to time in its discretion and as it deems necessary or appropriate to reflect applicable regulations of the SEC, any rules or standards adopted by a national securities exchange, any related guidance from a governmental agency which has jurisdiction over the administration of such provision, any judicial interpretation of such provision, and any changes in applicable law. In light of the recently issued rule by the SEC regarding the requirement that NYSE and NASDAQ issue new listing standards addressing clawback policies, our Compensation Committee intends to amend the existing Recoupment Policy in 2023 to comply with the final listing requirements of NYSE.
STOCK OWNERSHIP GUIDELINES AND STOCK HOLDING PERIOD
Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers and Directors. With respect to our executive officers, the guidelines require ownership of our stock within five years of becoming an executive officer or from promotion to a new executive office, with a value equal to the multiple of his or her base salary corresponding to his or her officer title, as depicted below. In addition, in 2022 we increased the holding requirements for our Directors, such that each of our Directors is required to own stock with a value equal to five times the annual cash retainer for Directors. This resulted in an increase of our Director holding requirements from $180,000 to $350,000. Directors generally must accumulate the required ownership within five years of joining the Board. As of February 22, 2023, each of our Directors and executive officers satisfied the stock ownership guidelines (taking into account any period permitted to satisfy the guidelines, where applicable), as shown below:
COMPENSATION DISCUSSION & ANALYSIS

Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Cash Retainer	In Compliance?
CEO	4X	Yes

President (if not also CEO)	3X	Yes

Executive Vice Presidents	2X	Yes

Senior Vice Presidents	1X	Yes

Non-Employee Directors	5X	Yes
The guidelines are consistent with our belief that our executive officers’ and Directors’ interests should be aligned with those of our stockholders and our expectation that executive officers and Directors maintain a significant level of investment in our Company. The Chair of the Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate. With respect to both executive officers and Directors, the following count toward the stock ownership requirements:
•shares purchased on the open market, or through our Employee Stock Purchase Plan (“ESPP”);
•shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly, unless beneficial ownership is disclaimed by the executive officer or Director;
•restricted stock and RSUs received pursuant to our LTI plans, whether performance- or service-based and whether or not vested; and
•shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement, unless beneficial ownership is disclaimed by the executive officer or Director.
Although our guidelines include unvested performance-based RSUs (which are awarded to executive officers, but not Directors, as part of our compensation plan, as discussed above), if these were excluded from the calculation, as of February 22, 2023, each of our executive officers would continue to satisfy the stock ownership guidelines (taking into account any period permitted to satisfy the guidelines, as discussed above).
Under our Corporate Governance Guidelines, our executive officers are required to hold 50% of the after-tax number of shares of shares of common stock that vest and are delivered under our compensation plans for a period of 24 months following vesting. Stock acquired under our ESPP is not subject to any holding requirement. Although stock options are not currently utilized in our compensation program, our executive officers would be required to hold 50% of the after-tax number of shares received as a result of exercise of any stock options which might be granted by us, for a period of 24 months following such stock option exercise.
SEVERANCE POLICY, RETIREMENT, AND CHANGE IN CONTROL AGREEMENTS
We have several arrangements that would provide for the payment of benefits in the event of a termination of one of our executive officers or a change in control of our Company.
General Severance Benefit for All Employees
We provide a general severance benefit to all employees, including our executive officers, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the

COUSINS 2023 PROXY STATEMENT

context of certain reductions in force as designated by us, the years of service multiplied by 1.5, plus (ii) four. The calculation of the severance benefit payable to an employee, and the terms and conditions of the severance plan, are subject to change from time to time.
Equity Plans
The 2019 Omnibus Incentive Stock Plan (the “Equity Plan”) governs all outstanding awards of restricted stock and RSUs. The Equity Plan generally provides for accelerated vesting of awards upon a “change in control” if the plan is not continued or assumed. Under the Equity Plan, even if one or both of these plans are continued or assumed, the awards vest if the employee is terminated without “cause” or resigns for “good reason” within two years following a “change in control” (each as described below). With respect to Market RSUs and Performance RSUs, if accelerated vesting occurs in connection with a qualifying termination following of a change in control, then the payout amount is at the target award amount. Our executive officers participate in the Equity Plan on the same terms as our other key employees. The Compensation Committee believes that the “double-trigger” accelerated vesting of outstanding equity awards in connection with a qualifying termination following a change in control is a customary and reasonable component of an equity incentive program.
In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, service-conditioned RSUs, but not Market RSUs or Performance RSUs, vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Compensation Committee adopted the Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that RSUs are part of annual compensation and, if an employee retires after satisfying certain age and service requirements, then he or she should get the benefit of outstanding RSUs. With respect to Market RSUs and Performance RSUs, the Rule of 65 applies to waive any continuing service requirement but does not waive any performance condition. Also, the Compensation Committee did not adopt the Rule of 65 for restricted stock awards. The Compensation Committee believes that the benefits available under the Rule of 65 are customary and reasonable components of our compensation program, and it retains discretion to modify the terms and conditions applicable to the Rule of 65, including by applying it to restricted stock awards. As of December 31, 2022, the only NEO that has satisfied the Rule of 65 is John S. McColl.
Change in Control Agreements
Each of our executive officers is a party to a Change in Control Severance Agreement (the “Change in Control Agreement”), which provides the executive officer with benefits in the event that his or her employment is terminated under certain circumstances following a change in control, often referred to as a “double trigger.” These agreements have been in place since 2007 for those employees who were executive officers at that time. The Compensation Committee believes that the cash severance and other benefits provided under the Change in Control Agreement are customary and reasonable components of our compensation program that keep our executive officers focused on the interests of the stockholders in the event of a potential strategic transaction.
Each of our executive officers is party to a Change in Control Agreement that includes a “net best” provision instead of a tax gross-up provision. Our Change in Control Agreements also include non-competition clauses that prohibit the executive officer (without the prior written consent of the Company) to compete with the “Company’s Business” within a 15 mile radius of any of the Company’s projects for two years following termination of the executive officer’s employment following a change in control, with the definition of Company’s Business being those activities related to commercial office properties.

COMPENSATION DISCUSSION & ANALYSIS

Severance and benefits under each of the Change in Control Agreements is subject to a “Protective Covenant Agreement” and a “Change in Control Severance Agreement Waiver and Release.” If the executive officer declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the executive officer would forfeit his or her severance benefit.
TAX IMPLICATIONS OF EXECUTIVE COMPENSATION
The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. For taxable years commencing after 2017, Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally disallows a tax deduction to public corporations for compensation of more than $1 million paid to any “covered employee.” To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Because we qualify as a REIT under the Code and generally distribute at least 90% of our net taxable income (excluding any net capital gain) each year, we do not pay federal income tax. Accordingly, and based on the level of cash compensation paid to our executive officers as a result of their services performed on behalf of our operating partnership, the limitation on the federal tax deduction under Section 162(m) does not have a material impact on us.
ASSESSMENT OF COMPENSATION-RELATED RISKS
The Compensation Committee is responsible for overseeing the risks relating to the compensation policies and practices affecting our executive officers on an ongoing basis. The Committee believes that, because of the following factors, there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:
•our policies and programs are generally intended to encourage executives to focus on long-term objectives;
•overall compensation is maintained at levels that are competitive with the market;
•the mix of compensation rewards long-term performance with a significant at-risk component;
•annual cash bonuses for executives are linked to performance against goals in multiple categories, with specific weightings, and each executive has target and maximum bonus opportunities;
•all equity awards are subject to multi-year vesting;
•executive officers are subject to minimum stock ownership and holding period guidelines, as well as limitations on trading our securities, including prohibitions on hedging and pledging; and
•a clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.

COUSINS 2023 PROXY STATEMENT

COMMITTEE REPORT ON COMPENSATION
The Compensation Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based, and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this 2023 proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION & HUMAN CAPITAL COMMITTEE

R. Kent Griffin, Jr., Chair

Charles T. Cannada

Donna W. Hyland

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.
COMPENSATION DISCUSSION & ANALYSIS

SUMMARY COMPENSATION TABLE FOR 2022
The following table sets forth information concerning total compensation for our NEOs for 2022, 2021, and 2020.

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
M. Colin Connolly	2022	$730,000	$3,828,832	$978,419	$35,427	$5,572,678
President and	2021	$700,000	$2,999,439	$1,072,890	$32,280	$4,804,609
Chief Executive Officer	2020	$700,000	$2,403,537	$773,500	$30,583	$3,907,620

Gregg D. Adzema	2022	$494,000	$1,323,201	$509,314	$35,042	$2,361,557
Executive Vice President and	2021	$475,000	$1,172,509	$560,025	$32,830	$2,240,364
Chief Financial Officer	2020	$475,000	$1,014,794	$403,750	$30,583	$1,924,127

Kennedy Hicks (4)	2022	$414,200	$675,669	$405,688	$18,910	$1,514,467
Executive Vice President -	2021	$380,000	$545,358	$453,218	$17,736	$1,396,312
Chief Investment Officer and Managing Director

Richard G. Hickson IV	2022	$428,480	$619,357	$397,587	$35,428	$1,480,852
Executive Vice President -	2021	$412,000	$545,358	$437,173	$32,605	$1,427,136
Operations	2020	$412,000	$400,602	$315,180	$30,583	$1,158,365

John S. McColl	2022	$409,760	$619,357	$401,339	$27,774	$1,458,230
Executive Vice President -	2021	$394,000	$518,089	$418,073	$25,368	$1,355,530
Development	2020	$394,000	$400,602	$284,665	$29,933	$1,109,200

(1)    This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, and Performance RSUs and service-conditioned RSUs granted during the applicable year, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”).
For 2020, 2021, and 2022, the grant date fair value of the restricted stock awards and the Performance RSUs reflects the closing stock price on the grant dates of February 3, 2020 ($41.37), February 1, 2021 ($32.55), and January 31, 2022 ($38.56), respectively. The grant date fair value of the Market RSUs granted February 3, 2020 ($48.09), February 1, 2021 ($39.58), and January 31, 2022 ($50.14) reflect the fair market value per RSU determined using a Monte Carlo valuation. Assuming the highest level of performance conditions are achieved for the Market RSUs and Performance RSUs, resulting in 200% of those target RSUs being issued, the grant date values of all stock awards for 2022 would be as follows: Mr. Connolly — $6,297,652; Mr. Adzema — $1,766,915; Ms. Hicks — $902,247; Mr. Hickson — $827,057; and Mr. McColl — $827,057.
The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date.
For 2020, 2021, and 2022, the amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend on the satisfaction of the market or performance conditions and the value of our stock on the vesting date.
(2)    Except for noted in footnote 4 below, these amounts reflect the actual annual incentive cash award earned by the NEOs for the applicable year, as determined by the Compensation Committee. For a description of the 2022 annual cash incentive award performance goals, see “Compensation Discussion and Analysis” above.
(3)    The components of All Other Compensation for 2022 are as set forth in the following table. In 2022, we did not provide any perquisites to our NEOs above the reporting threshold.

COUSINS 2023 PROXY STATEMENT

	Retirement Savings Plan(A)	Insurance Premiums(B)	Total All Other Compensation
M. Colin Connolly	$9,150	$26,278	$35,428

Gregg D. Adzema	$9,150	$25,892	$35,042

Kennedy Hicks	$9,150	$9,760	$18,910

Richard G. Hickson IV	$9,150	$26,278	$35,428

John S. McColl	$9,150	$18,624	$27,774

(A) We maintain a Retirement Savings Plan for the benefit of all eligible employees. The Company makes automatic contributions to the plan equal to 3% of eligible compensation, subject to a maximum contribution of $9,150 in 2022. The automatic contributions were made for all employees, including our NEOs. Company automatic contributions vest in full after an employee has completed two years of service; thereafter all Company contributions are fully vested. These benefits are in a qualified 401(k) plan and generally provided to participants upon retirement but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.
(B)     This column reflects the portion of health, dental, life, disability, and accidental death insurance premiums paid by the Company on behalf of the NEOs, together with the cost of the employee assistance/wellness program to which the Company subscribes and the health savings account contributions made by the Company. All active employees regularly scheduled to work 24 hours or more per week are eligible to participate in the Company benefit plans. We contribute to health savings accounts for the benefit of all eligible employees, which are personal savings accounts funded with pre-tax dollars and used to pay for eligible health care expenses not covered by insurance. The Company contributes annually into an employee’s health savings account based upon the successful completion of wellness initiatives by the employee, subject to a maximum contribution of $1,000 in 2022. The contributions are available for all benefit-eligible employees, including our NEOs.
(4)     In accordance with SEC rules, because Ms. Hicks first became an NEO for 2021, only her 2021 and 2022 compensation is included in the table. In connection with her 2018 hiring, Ms. Hicks received an additional opportunity for a bonus award of $50,000 for 2021, which was not subject to the performance multiplier for the annual performance-based bonus award for 2021 but was payable concurrently with the awards for that performance period. No further payment will be due or is owed under this arrangement.
SUMMARY COMPENSATION TABLE

GRANTS OF PLAN-BASED AWARDS IN 2022
The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards (in units)(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
	Grant Date	Target ($)	Maximum ($)	Threshold	Target	Maximum
M. Colin Connolly
Annual Incentive Award(1)		$949,000	$1,423,500
Market RSUs (TSR)(2)	01/31/2022			12,962	37,033	74,066		$1,856,835
Performance RSUs (FFO)[2]	01/31/2022			397	15,871	31,742		$611,986
Restricted Stock(3)	01/31/2022						35,270	$1,360,011

Gregg D. Adzema
Annual Incentive Award(1)		$494,000	$741,000
Market RSUs (TSR)(2)	01/31/2022			4,479	12,798	25,596		$641,692
Performance RSUs (FFO)[2]	01/31/2022			137	5,485	10,970		$211,502
Restricted Stock(3)	01/31/2022						12,189	$470,008

Kennedy Hicks
Annual Incentive Award(1)		$393,490	$590,235
Market RSUs (TSR)(2)	01/31/2022			2,287	6,535	13,070		$327,665
Performance RSUs (FFO)[2]	01/31/2022			70	2,801	5,602		$108,007
Restricted Stock(3)	01/31/2022						6,224	$239,997

Richard G. Hickson IV
Annual Incentive Award(1)		$385,632	$578,448
Market RSUs (TSR)(2)	01/31/2022			2,097	5,991	11,982		$300,389
Performance RSUs (FFO)[2]	01/31/2022			64	2,567	5,134		$98,984
Restricted Stock(3)	01/31/2022						5,705	$219,985

John S. McColl
Annual Incentive Award(1)		$389,272	$583,908
Market RSUs (TSR)(2)	01/31/2022			2,097	5,991	11,982		$300,389
Performance RSUs (FFO)[2]	01/31/2022			64	2,567	5,134		$98,984
Restricted Stock(3)	01/31/2022						5,705	$219,985

(1)     These amounts reflect target annual incentive cash amounts for 2022 as set by the Compensation Committee. In accordance with the Compensation Committee’s policies, there is no threshold amount set for this award. The maximum payout cannot exceed 150% of target.

COUSINS 2023 PROXY STATEMENT

(2) These rows show the potential number of RSUs that would vest pursuant to the Market RSUs and Performance RSUs at the end of the applicable three-year performance period if the threshold, target, or maximum market or performance goals are satisfied, provided the NEO remains continuously employed by us, or upon retirement if the NEO meets the Rule of 65. In addition, dividend equivalents will be paid upon satisfaction of the vesting conditions, if at all, on a cumulative, reinvested basis over the term of the award based on the number of RSUs which actually vest. See “Compensation Discussion and Analysis – 2022 LTI Awards” for a description of the performance parameters for these Market RSUs and Performance RSUs, and see “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards. Note that the threshold listed for Market RSUs reflects the resulting payout if the minimum performance threshold of 30th percentile is satisfied (35% payout), and the threshold listed for Performance RSUs reflects the resulting payout if the minimum performance threshold of greater than 60% of FFO target is satisfied (2.5% payout).
(3) This row represents shares of restricted stock granted in 2022 under our Equity Plan. The restricted stock granted January 31, 2022 as part of the 2022 LTI Awards vests ratably over three years on each anniversary of the grant date, provided the NEO has been continuously employed by us through the applicable anniversary date. The restricted stock awards also receive dividends in an amount equal to all regular and special dividends declared with respect to our common stock, payable concurrently with payment of such dividends to common stockholders.
(4) This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, and Performance RSUs granted during 2022, computed in accordance with ASC 718. The grant date fair value of the restricted stock awards and the Performance RSUs reflects the closing stock price on the date of grant of January 31, 2022 ($38.56). The grant date fair value of the Market RSUs reflects the fair market value per RSU determined using a Monte Carlo valuation ($50.14). Information about the assumptions used to value these awards can be found in Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend on the satisfaction of the market or performance conditions and the value of stock on the settlement date.
GRANT OF PLAN BASED AWARDS IN 2022

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2022.

	Stock Awards (1)
	Number of Shares or Units of Stock that Have Not Vested(2)(3)	Market Value of Shares or Units of Stock that Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested(5)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested(6)
M. Colin Connolly	122,512	$3,098,323	103,595	$2,619,918

Gregg D. Adzema	60,281	$1,524,496	38,099	$963,524

Kennedy Hicks	25,611	$647,700	18,553	$469,205

Richard G. Hickson IV	29,267	$740,153	17,775	$449,530

John S. McColl	28,692	$725,611	17,314	$437,871
(1)     See “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.
(2)     Included in this number are Market RSUs and Performance RSUs granted on February 3, 2020. These awards had a performance evaluation date and vesting date of December 31, 2022 with a settlement date of February 6, 2023. The Market RSUs and the Performance RSUs each surpassed the threshold. Therefore, as of December 31, 2022, the Market RSUs and Performance RSUs had been earned but not yet settled. These awards met the criteria for an average weighted payout of 163.1%, which is reflected in the number of shares above, which settled in shares on February 6, 2023 at closing stock price value of $26.41 per share. The number of shares and the amount earned by each NEO upon vesting, with the amount earned including dividend equivalent units, as it relates to these shares is as follows:

	Number of TSR-based RSUs	Number of FFO based RSUs	Amount Earned Upon Vesting
M. Colin Connolly	50,995	10,118	$1,545,543

Gregg D. Adzema	21,532	4,271	$652,547

Kennedy Hicks	6,801	1,349	$206,112

Richard G. Hickson IV	8,498	1,687	$257,569

John S. McColl	8,498	1,687	$257,569

COUSINS 2023 PROXY STATEMENT

(3)     Included in this number are service-conditioned RSUs granted to Ms. Hicks and Messrs. Adzema, Hickson, and McColl on December 19, 2019. These 2019 service-conditioned RSUs vested on February 3, 2023, based on the 30-day average of our closing stock price of $25.91 on that date. DEUs that applied to these service-conditioned RSUs are not included, but they were settled concurrently with the settlement of the service-conditioned RSUs. Both were cash-settled.
(4)     Market value was calculated by multiplying the number of unvested restricted shares and earned unvested RSUs at year-end by our closing stock price on December 31, 2022 ($25.29).
(5)     Represents Market RSUs and Performance RSUs granted in 2021 and 2022, assuming that the target performance goals will be achieved for the awards granted in 2021 and 2022. The performance period for these awards is incomplete and actual performance may vary. See Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for an overview of the features of these awards. See “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.
(6)     Market value was calculated by multiplying the number of unearned unvested RSUs at year-end by our closing stock price on December 31, 2022 ($25.29). DEUs that may apply to these Market RSUs and Performance RSUs are not included.

OUTSTANDING EQUITY AWARDS

STOCK VESTED IN 2022
The following tables set forth information concerning the amounts realized in 2022 upon the vesting of restricted stock and RSUs. No options were held or exercised by any of our NEOs in 2022.

	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
M. Colin Connolly	72,435	$2,819,505

Gregg D. Adzema	39,816	$1,551,170

Kennedy Hicks	10,563	$411,046

Richard G. Hickson IV	14,941	$581,822

John S. McColl	14,838	$577,843
(1)     The number of shares acquired upon vesting includes the following:

	Shares of Restricted Stock	RSUs(A)
M. Colin Connolly	24,127	48,308

Gregg D. Adzema	10,832	28,984

Kennedy Hicks	3,800	6,763

Richard G. Hickson IV	4,473	10,468

John S. McColl	4,370	10,468
(A)    This represents the Market and Performance RSUs granted in 2019 and settled in 2022. RSUs awarded prior to 2020 are paid in cash at vesting. The Market RSUs and Performance RSUs met the criteria for an average weighted payout of 163.1%, which is reflected in the number of shares above. The number of shares and the amount earned by each NEO upon vesting includes dividend equivalent units.
(2)    The value shown includes amounts based on the trailing 30-day average closing market price of our common stock of $39.19 for the RSUs that vested on December 31, 2021 but were settled in cash in February 2022 at that value after the Compensation Committee confirmed performance. The value shown also includes dividend equivalents for these RSUs. Finally, the value shown also includes amounts based on the closing market price of our common stock of $38.63, $38.44, and $37.85 for the restricted shares that vested on February 1, 2022, February 3, 2022, and February 4, 2022, respectively. If the vesting date is not an NYSE trading day, the prior trading day’s closing price is used.

COUSINS 2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL
We provide severance benefits to our NEOs as described in “Compensation Discussion and Analysis — Severance Policy, Retirement, and Change in Control Agreements” in the event that (1) a “change in control” occurs and (2) during the two-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below). The severance benefit is payable in a lump sum six months and one day after termination. For each of Messrs. Adzema, Hickson, and McColl and Ms. Hicks, we have agreed to pay an amount equal to 2.00 times the sum of his or her annual base salary plus his or her average cash bonus. For Mr. Connolly, we have agreed to pay an amount equal to 3.00 times the sum of his annual base salary plus his average cash bonus.
For purposes of determining the severance benefit, “annual base salary” is the NEO’s annual base salary in effect on the day before the NEO’s employment terminates in connection with the change in control. The “average cash bonus” is the sum of the annual cash bonuses that were paid to the NEO during the three years immediately prior to the date the NEO’s employment terminates in connection with the change in control, divided by the number of annual cash bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event occurred on December 31, 2022 (prior to the vesting of the 2020 Market RSUs or the 2020 Performance RSUs). The annual base salary is the salary in effect for 2022, and the average bonus is based on the annual cash incentive awards actually paid in 2020, 2021, and 2022 (such annual cash incentive awards relate to the performance during the prior calendar year). For Ms. Hicks, the average bonus does not include the additional bonus payable in connection with the terms of her 2018 hiring, as discussed on page 73.
The terms of each Change in Control Agreement are substantially identical and are summarized as follows:
Health Benefits – The Change in Control Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan, or by reimbursing the premiums paid by the NEO for outside coverage.
Change in Control – Under the Change in Control Agreement, a “change in control” generally means that any one of the following events occurs:
•A person (or group) acquires, directly or indirectly, the beneficial ownership representing 30% or more of the combined voting power for the election of Directors of the outstanding securities of the Company, subject to certain exceptions;
•A majority of the Board changes during a two-year period (unless the new Directors were elected by two-thirds of the Board members that were members on the first day of the two-year period);
•Stockholders approve our dissolution or liquidation;
•The sale or other disposition of all or substantially all of our assets, subject to certain exceptions; or
•In certain situations, a consolidation, merger, reorganization, or business combination involving us or our acquisition of the assets or stock in another entity.
Cause – The Change in Control Agreement defines “cause” generally as any felony or any act of fraud, misappropriation, or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the NEO’s duties to our material detriment.
POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL

Good Reason – The Change in Control Agreement defines “good reason” generally to mean:
•a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;
•a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);
•a transfer of the NEO’s primary work site more than 35 miles from the then current site; or
•failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites, stock options, and restricted stock grants (or restricted stock unit grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.
Protective Covenant Agreement and Waiver and Release – In order to receive the benefits of the Change in Control Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change in Control Severance Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his or her severance benefit.
•The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreement provides that the NEO will not, during a “protection period,” (1) compete with our then existing projects, (2) solicit any business from any of our customers, clients, tenants, buyers, or sellers that he or she had contact with during the preceding three years while employed, and (3) solicit any of our employees that he or she had personal contact with during his or her employment with us. For this purpose, the “protection period” is generally two years or, if shorter, the number of years used as a multiplier to determine the executive’s change in control benefit.
•The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and also covenants not to sue or to disparage us.
Tax Protection – None of our NEOs are entitled to a gross-up payment pursuant to the Change in Control Agreements that they have entered into with us, but their agreements do have a “best net” provision that reduces payment to the applicable NEO if excise taxes would otherwise be triggered, to the extent that such a reduction results in a greater after-tax amount for the NEO.
The following table shows the potential payments to the NEOs upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2022 (prior to the vesting of the 2020 Market RSUs or the 2020 Performance RSUs). The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause, in an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by the Company, the years of service multiplied by 1.5, plus (ii) four. The Change in Control Severance Agreement Waiver and Release required to be signed by an NEO as a condition to receive the benefits of the Change in Control Agreement includes a waiver of eligibility to participate in this general employee severance plan. No NEO will be able to receive benefits under both the general severance plan and the Change in Control Agreement, and circumstances shall determine whether either of the two is applicable.

COUSINS 2023 PROXY STATEMENT

	Cash(1)	Accelerated Vesting of Restricted Stock and Service RSUs(2)	Accelerated Vesting of Market RSUs and Performance RSUs(3)	Health and Welfare Benefits	Total(4)
M. Colin Connolly
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
• Involuntary or good reason termination following change in control	$5,029,810	$1,645,165	$3,445,206	$50,784	$10,170,965
• Death	—	$1,645,165	$3,445,206	—	$5,090,371

Gregg D. Adzema
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
• Involuntary or good reason termination following change in control	$2,009,217	$891,877	$1,311,969	$50,012	$4,263,075
• Death	—	$891,877	$1,311,969	—	$2,203,846

Kennedy Hicks
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,397,203	$453,197	$412,554	$17,748	$2,280,702
• Death	—	$453,197	$412,554	—	$865,751

Richard G. Hickson IV
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,640,409	$492,599	$587,082	$50,783	$2,770,873
• Death	—	$492,599	$587,082	—	$1,079,681

John S. McColl
• Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
• Involuntary or good reason termination following change in control	$1,557,522	$478,057	$575,423	$35,475	$2,646,477
• Death	—	$478,057	$575,423	—	$1,053,480
POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL

(1)    Represents cash payments pursuant to Change in Control Agreement.
(2)     These amounts represent the value of unvested restricted shares and the unvested service-based RSUs as of December 31, 2022. The amounts were calculated by multiplying the number of unvested restricted shares and service-based RSUs at year-end by the closing stock price on December 31, 2022 ($25.29).
(3)     These amounts represent the value of unvested Market RSUs and Performance RSUs as of December 31, 2022. These Market RSUs and Performance RSUs were granted in 2022, 2021, and 2020 and vest at the target award level upon a change in control. The amounts were calculated by multiplying the number of unvested RSUs at year-end by the closing stock price on December 31, 2022 ($25.29). DEUs that may apply to these Market RSUs and Performance RSUs are not included.
(4)     None of the NEOs are entitled to a gross-up payment pursuant to their Change in Control Agreements, but they do have the benefit of “best net” provisions. The calculations above do not take into account any initial excise tax applicable to any executive as a result of application of Section 280(G) of the Internal Revenue Code, or whether the “best net” provision would result in a reduction of an executive’s cash severance.

COUSINS 2023 PROXY STATEMENT

PAY VS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments, as summarized below, to amounts that have been previously reported in the Summary Compensation Table (“SCT”), as the SEC’s valuation methods for stock compensation in this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022, 2021, and 2020 calendar years.

Year	SCT Total for PEO (1)	CAP to PEO (2)	Average SCT Total for Non-PEO NEOs (1)	Average CAP to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On (3):		Net Income (in thousands) (4) (5)	FFO Per Share (5) (6)
					TSR	Peer Group TSR
2022	$5,572,678	$2,819,861	$1,703,776	$983,204	$68.67	$62.07	$167,445	$2.72

2021	$4,804,609	$6,911,912	$1,604,836	$2,155,707	$105.10	$99.51	$278,996	$2.75

2020	$3,907,620	$3,832,536	$1,347,759	$1,288,015	$85.24	$81.56	$238,114	$2.78

(1)     Amounts reflect total compensation reported in the SCT for our principal executive officer (the “PEO”), M. Colin Connolly, and an average of total compensation reported in the SCT for our four other non-PEO NEOs for each applicable year. The non-PEO NEOs in each of the 2022 and 2021 periods were Gregg D. Adzema, Kennedy Hicks, Richard G. Hickson IV, and John S. McColl. The non-PEO NEOs for the 2020 period were Gregg D. Adzema, Pamela F. Roper, Richard G. Hickson, and John S. McColl .
(2)     Amounts reflect CAP as computed in accordance with SEC rules. Stock compensation in the SCT is reflective of the grant date fair value of awards granted in the respective years. See tables below for the detail of the adjustments made to SCT in calculation of CAP. The Company does not maintain a defined benefit pension plan, so no pension adjustments were made. The CAP reflected below does not reflect the actual amount of compensation delivered to our NEOs during the applicable year as it includes changes in the value of stock compensation for awards which remained unvested at the end of the applicable year.

PEO Reconciliation of SCT to CAP:	2022	2021	2020
SCT Total for PEO	$5,572,678	$4,804,609	$3,907,620

PEO Adjustments: (A)
Remove stock compensation included in SCT	(3,828,832)	(2,999,439)	(2,403,537)
Add Fair value of awards granted in year and unvested as of year-end	2,713,764	4,002,325	2,253,804
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(1,860,649)	904,595	(62,185)
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that vested during year	(45,565)	(12,480)	13,772
Add Dividends Paid on Unvested Awards (B)	268,465	212,302	123,062
Total Adjustments	(2,752,817)	2,107,303	(75,084)

CAP to PEO	$2,819,861	$6,911,912	$3,832,536

Non-PEO Reconciliation of SCT to CAP:	2022	2021	2020
Average SCT Total for Non-PEO NEOs	$1,703,776	$1,604,836	$1,347,759

Non-PEO NEO Adjustments: (A)
Remove stock compensation included in SCT	(809,396)	(695,329)	(580,853)
Add Fair value of awards granted in year and unvested as of year-end	573,678	917,167	544,666
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(533,304)	266,850	(85,122)
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that vested during year	(11,274)	3,186	8,509
Add Dividends Paid on Unvested Awards (B)	59,724	58,997	53,056
Total Adjustments	(720,572)	550,871	(59,744)

Average CAP to Non-PEO NEOs	$983,204	$2,155,707	$1,288,015
PAY VS PERFORMANCE

(A) In calculating the necessary adjustments to the SCT, fair values of equity awards were determined as follows:
•The fair value of the Market RSUs settled in company shares reflects the fair market value per RSU determined using a Monte Carol valuation as of December 31 for each respective year, with the exception of the December 31, 2022 value of the 2020 grant, which is based on the closing share price of Cousins Common Stock times the completed achievement of 194.4% of this award.
•The fair value of the Performance RSUs settled in company shares reflects the closing price of Cousins Common Stock as of December 31, for each respective year multiplied times the shares to be awarded upon vesting (using the most probable outcome of the performance condition for performance based awards).
•The fair value of the Service, Performance, and Market Based RSUs settled in cash, reflects the average of the closing price of Cousins Common Stock of each trading day in the 30 day period ending on December 31 for each respective year or the vesting date (for awards that vested during the year at a date other than year end) times the shares awarded or to be awarded upon vesting (using the most probable outcome of the performance or market condition for performance and market based awards.)
•The fair value of restricted stock reflects the closing price of Cousins Common Stock as of December 31, for each respective year multiplied times the number of shares outstanding or, for awards that vested during the year, the closing price of Cousins Stock as of the vesting date multiplied by the number of shares that vested.
(B) Our restricted stock award recipients, including our NEOs, receive dividend payments on restricted stock prior to vesting. These amounts reflect the dividends actually paid with respect to unvested restricted stock in the applicable year.
(3)     Our TSR Peer Group are members of the FTSE Nareit Equity Office Index. As shown in the chart below, the calculated CAP for both the PEO and the Non-PEO NEOs is correlated with the Company’s TSR for each of the years set forth in the table above. This is due primarily to the Company’s use of equity awards in the long-term incentive compensation plan, which results in the alignment of the value of our executives’ outstanding and unvested awards with shareholders’ interests. As described in detail in the Compensation Discussion and Analysis beginning on page 53, the value of the awards issued under our long-term incentive compensation program are directly linked to stock price and represent a substantial portion of our NEOs’ compensation which serves to align our executives’ interests with our shareholders’ interests. The impact of equity incentive compensation is greater for the PEO’s CAP calculation because the portion of his compensation that is delivered in the form of equity incentives is greater than that portion for the Non-PEO NEOs. During the covered years, the CAP to the PEO and the Non-PEO NEOs moved in the same direction as the Company’s TSR.
(4)     See the Company’s Consolidated Statements of Operations as presented in its Annual Report on Form 10-K Filed in February 9th, 2023.
(5)    The chart below shows the relationship between CAP (for both our PEO and Non-PEO NEOs) and two financial performance measures, Net Income and FFO per share.

COUSINS 2023 PROXY STATEMENT

(6) The Company believes FFO per share represents its most important financial performance measure in setting pay-for-performance, other than TSR and Net Income, for the most recently completed fiscal year. FFO per share represents 40% of our 2022 cash bonus program goals. In addition, the cumulative three-year FFO per share is used to determine the shares to be awarded at the end of the three-year vesting period of our Performance-based RSUs. See Appendix A for reconciliation from Net Income Available to Common Stockholders per share to FFO per share and further discussion of these and other performance measures on page 55.
Tabular List of Financial Performance Measures
The following table identifies the most important financial performance measures used by our Compensation Committee to link the CAP to our PEO and other NEOs to Company performances for the most recently completed fiscal year:

Performance Measures	Measurement Type
FFO per share	Non-GAAP financial measure
Leasing Activity Volume	Statistical / non-financial measure
Net Effective Rent	Statistical / non-financial measure
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 401(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted by SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure and thus require us to identify a new median employee. As a result, we are using the same median employee as we did in the CEO pay ratio disclosure included in our proxy statement filed with the SEC on March 17, 2021. This median employee was identified as summarized below:
1.We determined that, as of December 31, 2020, our employee population consisted of 316 individuals with all of these individuals located in the United States. This population consisted of our full-time employees; we had no part-time or temporary employees nor any independent contractors on December 31, 2020.
2.To identify the “median employee” from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. In making this determination, we annualized the compensation of 44 full-time employees who were hired in 2020 but did not work for us for the entire fiscal year.
3.We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”
4.Once we identified our median employee, we combined all of the elements of our median employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $117,795. The difference between such employee’s salary and wages and the employee’s annual total compensation represents the value of such employee’s health care and welfare benefits (estimated for the employee and such employee’s eligible dependents at $25,160), the
CEO PAY RATIO

Company’s automatic contribution to the employee’s 401(k), and the value of annual incentive cash award (bonus) to such employee for the 2021 performance period.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the 2022 Summary Compensation Table included on page 72 of this proxy statement.
For 2022, our last completed fiscal year, the annual total compensation of the median employee of our company (taking into account all employees other than our CEO, pursuant to the methodology described above), the annual total compensation of our CEO (as reported in the Summary Compensation Table), and the resulting ratio is as set forth below.

CEO: Median Employee Pay Ratio
CEO Annual Total Compensation	$5,572,678

Median Employee Annual Total Compensation	$117,795

Pay Ratio	47:1
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a meaningful basis for comparison between companies.

COUSINS 2023 PROXY STATEMENT

DIRECTOR COMPENSATION
Our non-employee Director compensation is intended to attract, retain, and appropriately compensate highly qualified individuals to serve on our Board of Directors. The compensation for our non-employee Directors is determined by our Board, after recommendation by the Compensation Committee, and it is reviewed periodically as appropriate. These reviews include the engagement of the Compensation Committee’s compensation consultant, Fergus Partners Consulting (together with its predecessors, “FPC”) to evaluate and provide counsel regarding the following: (1) review of compensation objectives; (2) analysis of trends in compensation in the marketplace generally and among our peers specifically, utilizing the same peer group used for executive compensation decisions, as discussed beginning on page 51; (3) comparison of our Director pay practices to those of peers; and (4) recommendation of the components and amounts of compensation for our Directors.
For their service on the Board, our non-employee Directors receive cash compensation and an annual equity award. Our CEO, who is also a Director, receives no additional compensation for his service on the Board.
We typically do not adjust our Director compensation program more frequently than every other year, and during the eight year period from 2014-2021, the compensation targets were only adjusted twice. In April 2022, the Compensation Committee engaged FPC to review our compensation program and provide counsel as outlined above, based on then-current information and practices. This analysis also reviewed the composition of the Director retainer program and the stock ownership requirements. As a result of the April 2022 division of the Compensation, Nominating & Governance Committee into three separate committees (the Compensation & Human Capital Committee, the Nominating & Governance Committee, and the Sustainability Committee, as discussed on page 30), FPC provided counsel on appropriate retainers for the new committee structure.
The 2022 Director compensation was adjusted as follows:

	2021 Director Retainer	2022 Director Retainer
Cash Retainer - Each Non-Employee Director	$70,000	$75,000
Equity Retainer - Each Non-Employee Director	$105,000	$125,000
Chair of Board Retainer	$50,000	$50,000
Chair of Audit Committee Retainer	$20,000	$25,000
Chair of the Compensation, Succession, Nominating & Governance Committee	$15,000	n/a
Chair of Compensation & Human Capital Committee Retainer	n/a	$12,500
Chair of Nominating & Governance Committee Retainer	n/a	$12,500
Chair of Sustainability Committee Retainer	n/a	$12,500
Consistent with our prior practice, the cash component of our Director retainers are paid on or about May 31st of each year. With respect to the equity component, each Director is granted a number of shares of common stock under the Equity Plan, based on the average closing price of our common stock on May 31 or the next business day occurring thereafter. In addition, the approved program continues to provide the option to our Directors to elect to receive all or a portion of the cash retainers in stock, at a value equal to 95% of the market price on the issuance date.
For any Director joining the Board or assuming a chair role between annual meetings, the foregoing compensation is generally prorated.
We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings. In 2022, we did not provide any perquisites to our Directors above the reporting threshold.
We do not pay Directors any meeting fees.
DIRECTOR COMPENSATION

2022 COMPENSATION OF DIRECTORS
The following table shows the amounts paid to our non-employee Directors in 2022.

	Fees Earned Paid in Cash or Stock(1)	Stock Awards(2)(3)	Total
Charles T. Cannada	$75,000	$128,953	$203,953

Robert M. Chapman	$125,000	$131,588	$256,588

Scott W. Fordham	$87,500	$125,000	$212,500

Lillian C. Giornelli	$75,000	$126,976	$201,976

R. Kent Griffin, Jr.	$87,500	$129,612	$217,112

Donna W. Hyland	$100,000	$130,270	$230,270

Dionne Nelson	$75,000	$125,000	$200,000

R. Dary Stone	$87,500	$129,612	$217,112

(1)    Our Equity Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. Under the Equity Plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2022, Mmes. Giornelli and Hyland and Messrs. Cannada, Chapman, and Stone elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Ms. Giornelli – 1,142; Ms. Hyland – 3,046; Mr. Cannada – 2,285; Mr. Chapman – 3,808; Mr. Griffin – 2,666; and Mr. Stone – 2,666.
(2)     On May 31, 2022, each of Mmes. Giornelli, Hyland, and Nelson and Messrs. Cannada, Chapman, Fordham, Griffin, and Stone was granted 3,617 shares of common stock which vested immediately on the grant date. The grant date fair value reflected above is based on the closing stock price on the grant date ($34.55).
(3)     These amounts include the incremental value of the 5% discount on stock received in lieu of cash fees, as follows: Ms. Giornelli – $1,976; Ms. Hyland – $5,270; Mr. Cannada – $3,953; Mr. Chapman – $6,588; Mr. Griffin – $4,612; and Mr. Stone – $4,612.

COUSINS 2023 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee currently consists of Ms. Hyland and Messrs. Cannada and Griffin. None of these Directors has any interlocking relationships that are required to be disclosed in this proxy statement.
EQUITY COMPENSATION PLAN INFORMATION
The Equity Plan governs our grants of restricted stock and RSUs. The table below provides details of our Equity Plan as of February 24, 2023. There were no options outstanding under the plan as of February 24, 2023. Pursuant to our 2021 Employee Stock Purchase Plan (the “ESPP”), eligible employees have the option of acquiring shares of the Company’s common stock, at a 15% discount, subject to a maximum of 2,500 shares, during an offering period commencing December 1 and ending on November 30.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)
Equity compensation plans approved by the security holders	1,086,207(1)	$26.00(2)	5,213,651(3)

Equity compensation plans not approved by the security holders	—	—	—

Total	1,086,207	$26.00	5,213,651
Tax Fees
(1) Includes 1,059,633 shares held for issuance under our Equity Plan for RSUs granted but not yet issued and 26,574 held for purchase under our ESPP based on current offering period elections. Excludes 261,600 shares of unvested restricted stock, as those shares are reflected in the Company’s total shares issued and outstanding.
(2) The purchase price of shares to be acquired under the current ESPP plan year will be the lower of the price at the beginning of the offering period ($26.00) at December 1, 2022 or the price at the end of the offering period at November 30, 2023.
(3) Includes 2,263,134 and 2,950,517 securities remaining available for future issuance under the Equity Plan and ESPP, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COUSINS 2023 PROXY STATEMENT

PROPOSAL 2 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and as required under Section 14A of the Exchange Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say-on-pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2022 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
•As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following goals of our compensation program:
•To provide overall compensation that is designed to attract and retain talented executives;
•To reward individual and corporate performance, while at the same time keeping in mind our accountability to our stockholders; and
•To provide a meaningful portion of total compensation via equity-based awards, including awards that are contingent upon future performance.
Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation Committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our NEOs.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board and will not create or imply any change to or any additional fiduciary duties of the Board.

Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of executive compensation.
PROPOSAL 2 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

PROPOSAL 3 - ADVISORY APPROVAL OF FREQUENCY OF FUTURE ADVISORY APPROVALS OF EXECUTIVE COMPENSATION
The Dodd-Frank Act also provides stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say-on-pay votes, often referred to as say when on pay. For this proposal, stockholders can indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two, or three years.
The optimal frequency of future say-on-pay votes rests on a judgment about the relative benefits and burdens of each of the alternatives: one, two, or three years. There have been diverging views expressed on this question, and the Board believes there is a reasonable basis for each of the choices. Some have suggested that less frequent votes are preferable, arguing that a less frequent vote would allow stockholders to focus on overall design issues rather than details of individual decisions, would align with the goal of compensation programs which are designed to reward performance that promotes long-term stockholder value, and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year. Others have suggested that annual votes are preferable, arguing that an annual vote is needed to give stockholders the opportunity to react promptly to trends in compensation, provide feedback before those trends become pronounced over time, and give the board and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.
The Company has conducted annual advisory votes on executive compensation since 2011. After careful consideration of the frequency alternatives, the Board recommends that future advisory votes on executive compensation should be held every year, or on an annual basis. In addition, our Corporate Governance Guidelines reflect our current intention to conduct future say-on-pay votes on an annual basis.
Although the vote is non-binding, the Board and the Compensation Committee will consider the voting results in making a decision as to the Board’s policy regarding the frequency of future advisory votes on executive compensation.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board, will not create or imply any change to or any additional fiduciary duties of the Board and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Our Board of Directors recommends that you vote “FOR” an advisory vote on executive compensation every “ONE YEAR.”

COUSINS 2023 PROXY STATEMENT

PROPOSAL 3 - ADVISORY APPROVAL OF FREQUENCY OF FUTURE
ADVISORY APPROVALS OF EXECUTIVE COMPENSATION

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche, LLP (“Deloitte”), our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2023 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by our stockholders.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of the independent registered public accounting firm.
SUMMARY OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2022 and 2021. Aggregate fees for services provided to us related to the fiscal years ended December 31, 2022 and 2021 by Deloitte were as follows:

		2022	2021
Audit and Audit-related Fees	Audit fees - recurring	$828,900	$767,600
	Audit-related fees(a)	$78,165	$75,180
	Audit-related fees - non-recurring(b)	$57,500	$167,500
	Total Audit and Audit-related Fees	$964,565	$1,010,280

Tax Fees	Tax compliance(c)	$277,213	$224,569
	Tax consulting(d)	$193,526	$217,761
	Tax fees - non-recurring(e)	$127,441	$207,067
	Total Tax Fees	$598,180	$649,397

All Other Fees		$—	$—

(a)     Includes fees paid for audits of benefit plan and those required by lenders, joint ventures, and tenants.
(b)    Includes fees related to registration statements.
(c)    Includes general tax advice services. Also includes fees for outsourced compliance work, following an internal staff reduction.
(d)     Includes fees for tax consultations related to routine transactions.
(e)    Includes fees for non-routine transactions, such as services provided in connection with registration statements and certain acquisitions and dispositions.

COUSINS 2023 PROXY STATEMENT

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.
Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures, and other professional fees associated with transactional activity.
Tax Fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures, and other professional fees associated with transactional activity.
All Other Fees – These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

■ - Audit & Audit related Fees
■ - Non-audit Fees
*Excludes all fees related to non-recurring services
As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided, and are generally subject to a dollar limit. The Audit Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte to the Company in 2022 or 2021. No services were approved by the Audit Committee pursuant to the waiver of pre-approved provisions as set forth in applicable rules of the SEC.
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor Relations page of the Company’s website at www.cousins.com.
Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2022 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.
The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations related to the 2022 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting for 2022.
The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2022.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donna W. Hyland, Chair

Charles T. Cannada

Lillian C. Giornelli

Dionne Nelson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

COUSINS 2023 PROXY STATEMENT

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

CERTAIN TRANSACTIONS
In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of transactions between the Company and any Director or executive officer, or their affiliates or family members. Our Ethics Code requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be the Chair of the Nominating & Governance Committee (for purposes of this section, the “Governance Committee”), or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.
At least annually, each Director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which an executive officer, a Director, or a related person has a direct or indirect material interest. In addition, we conduct a quarterly review to determine whether an executive officer, a Director, or a company employing a Director engaged in transactions with us during the quarter.
The Governance Committee, as the successor to the Compensation, Succession, Nominating and Governance Committee, which is composed of independent Directors, conducts an annual review of the information from the questionnaire, evaluates related-party transactions (if any) involving the Directors and their related persons, including any transaction that would require disclosure under Item 404(a) of Regulation S-K, and makes recommendations to the Board regarding the independence of each Board member.
If a transaction arises during the year that may require disclosure as a related party transaction, information about the transaction would be provided to the Audit Committee and the Governance Committee, as applicable, for review, approval, or ratification of the transaction. No transaction has been entered into with any Director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2022 that would require disclosure under Item 404(a) of Regulation S-K.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, Directors, and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who did not file a report on a timely basis as required by Section 16(a) during the most recent fiscal year. Based solely on a review of these reports and written representations from the Directors and executive officers, we believe that all Directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2022.
FINANCIAL STATEMENTS
Our Annual Report on Form 10-K for the year ended December 31, 2022, including audited financial statements, are available on our website, www.cousins.com, or through the website www.proxyvote.com.

COUSINS 2023 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2024 annual meeting must be received by us by November 16, 2023, which is 120 days before the anniversary of the date this proxy statement is released to stockholders in connection with the annual meeting. However, pursuant to such Rule, if the 2024 annual meeting is held on a date that is earlier than March 26, 2024 or later than May 25, 2024, then a stockholder proposal submitted for inclusion in our proxy statement for the 2024 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2024 annual meeting.
Under our bylaws, a stockholder is eligible to submit director nominations and stockholder proposals outside the processes of Rule 14a-8 if the stockholder is (1) of record at the time of such proposal and at the time of the annual meeting and (2) entitled to vote at the annual meeting. The stockholder also must provide timely notice in proper written form of the nomination or proposal to our Corporate Secretary. To be timely under our bylaws, we must receive advance notice of the nomination or proposal no earlier than December 27, 2023, and no later than January 26, 2024; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences March 26, 2024 and ends May 25, 2024, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the public announcement of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholder nomination and proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802. Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for nominations for election to the Board submitted under the advance notice provisions of our bylaws must comply with the additional requirements of Rule 14a-19(b).
EXPENSES OF SOLICITATION
We will bear the cost of proxy solicitation. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the 2023 annual meeting at a fee of approximately $10,000, plus associated costs and expenses. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, electronic mail, facsimile, or mail by one or more of our employees or by our proxy solicitor. Upon request, we also will reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.
INFORMATION ABOUT VOTING AND THE MEETING
SHARES OUTSTANDING
Stockholders owning Cousins Properties common stock at the close of business on February 24, 2023 (the “Record Date”) may vote at the 2023 annual meeting and any postponements or adjournments of the meeting. As of the Record Date 151,694,998 shares of Cousins Properties common stock were outstanding and is entitled to one vote on each matter considered at the meeting.
ATTENDANCE AT THE MEETING
This year’s Annual Meeting will occur in person, and we are pleased to welcome back shareholders to this traditional meeting format. The meeting will be followed by management remarks and a question and answer session. All shareholders of record on February 24, 2023 are invited to participate in the meeting, including the ability to vote shares during the meeting and ask questions in accordance with the rules of conduct for the meeting. These rules will be available for review by all shareholders who attend in person and register their
INFORMATION ABOUT VOTING AND THE MEETING

attendance. If there are any unavoidable issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, www.cousins.com/investors, including information on when the meeting will be reconvened.
Please note that participation in the meeting may be limited due to the capacity of our meeting room, in which case access to the meeting will be accepted on a first-come, first-served basis. Entry to the meeting will begin at 11:30 a.m. and the meeting will begin promptly at 12:00 p.m. local time.
VOTING
How to Vote. Stockholders have a choice of voting over the internet, by telephone, or by using a traditional proxy card.
•To vote over the internet, go to at www.proxyvote.com, and follow the instructions there. You will need the 16 digit number included on your proxy card, voter instruction form, or notice.
•To vote by telephone, registered stockholders should dial 1-800-690-6903 and follow the instructions. Beneficial owners should dial the phone number listed on their voter instruction form. They will need the 16 digit number included on their proxy card, voter instruction form, or notice.
•If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:
•By Internet: www.proxyvote.com
•By Telephone: 1-800-579-1639
•By E-Mail: sendmaterial@proxyvote.com (your email should contain the 16 digit number in the subject line)
If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by internet, telephone, or mail prior to the meeting, even if you plan to attend the annual meeting.
To facilitate timely delivery, request the materials on or before April 11, 2023.
Deadline for Voting. The deadline for voting by telephone or electronically is 11:59 p.m. Eastern Time, on April 24, 2023.
Proxies Submitted but not Voted. If you properly sign and return your proxy card or complete your proxy via the telephone or internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the advisory vote on executive compensation, FOR the annual frequency of future advisory votes on executive compensation, and FOR the ratification of the appointment of the independent registered public accountants.
Revocation of Proxies. You may revoke your proxy and change your vote at any time before the close of balloting at the annual meeting by submitting a written notice to the Corporate Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or internet vote), or by voting in person at the annual meeting.
Confirmation of Voting. From April 10, 2023 through June 25, 2023, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically, or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16 digit number (located on your notice or proxy card). If you hold your shares through a bank or brokerage account, the ability to confirm your vote may

COUSINS 2023 PROXY STATEMENT

be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
Broker Voting. Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of Directors, the advisory vote on executive compensation, and the advisory vote on the frequency of future advisory approvals of executive compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors and the advisory vote on executive compensation.
Results of Voting. We will file results with the Securities and Exchange Commission as required by applicable rules.
INFORMATION ABOUT VOTING AND THE MEETING

STOCK OWNERSHIP
Based on a review of filings with the Securities and Exchange Commission (the “SEC”), the Company has determined that the following persons hold more than 5% of the outstanding shares of Cousins Properties common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	22,383,960	14.76%

Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	19,493,820	12.85%

Cohen & Steers(4) 280 Park Avenue New York, NY 10017	16,168,601	10.66%

APG Asset Management US Inc.(5) 666 3rd Avenue, 2nd Floor New York, NY 10017	8,544,821	5.63%

State Street Corporation(6) One Lincoln Street Boston, MA 02111	8,392,276	5.53%

Principal Real Estate Investors, LLC(7) 100 Vanguard Blvd. Malvern, PA 19355	7,696,410	5.07%
To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.
(1)     The percent of class for each listed beneficial owner is as of February 24, 2023, and as calculated in the respective owners’ filings with the SEC.
(2)     According to filings with the SEC, Vanguard has sole voting power with respect to no shares, shared voting power with respect to 184,054 shares, sole dispositive power with respect to 22,047,695 shares, and shared dispositive power with respect to 336,265 shares.
(3)    According to filings with the SEC, Blackrock has sole voting power with respect to 18,692,331 shares, shared voting power with respect to no shares, sole dispositive power with respect to 19,493,820 shares, and shared dispositive power with respect to no shares.
(4)    According to filings with the SEC, Cohen & Steers has sole voting power with respect to 10,262,438, shared voting power with respect to no shares, sole dispositive power with respect to 16,168,601 shares, and shared dispositive power with respect to no shares.
(5)    According to filings with the SEC, APG Asset Management has sole voting power with respect to no shares, shared voting power with respect to 8,544,821 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 8,544,821 shares.
(6)    According to filings with the SEC, State Street Corporation has sole voting power with respect to no shares, shared voting power with respect to 6,267,321 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 8,392,276 shares.
(7)    According to filings with SEC, Principal has sole voting power with respect to no shares, shared voting power with respect to 7,696,410 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 7,696,410 shares.

COUSINS 2023 PROXY STATEMENT

The following table shows the amount of Cousins Properties common stock beneficially owned (unless otherwise indicated) by current Directors, nominees, and NEOs and by Directors, nominees, and executive officers as a group. All information is as of February 24, 2023.

Directors, Nominees for Director and Named Executive Officers	Shares(1)	Restricted Stock(2)	Percent of Class(3)
Gregg D. Adzema	84,699	32,408	*

Charles T. Cannada	46,444(4)		*

Robert M. Chapman	40,560		*

M. Colin Connolly	105,812	97,470	*

Scott W. Fordham	114,965(5)		*

Lillian C. Giornelli	73,889(6)		*

R. Kent Griffin, Jr.	48,043		*

Kennedy Hicks	14,277	18,430	*

Richard G. Hickson IV	23,532(7)	15,026	*

Donna W. Hyland	40,310		*

John S. McColl	52,100(8)	15,689	*

Dionne Nelson	6,349		*

R. Dary Stone	59,154		*

Total for all Directors and executive officers as a group (15 persons)	743,453(9)	200,421	1.10%
(*)     Less than 1% individually
(1)     Based on information furnished by the individuals named in the table. Includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names. As of February 22, 2023, no options are outstanding and exercisable by Directors or executive officers. No executive officer owns shares through the Company’s Retirement Savings Plan.
(2)     Represents shares of restricted stock awarded to executive officers. The executive officers have the right to direct the voting of the shares of restricted stock reflected in the table.
(3)     Based on 151,694,998 shares of common stock issued and outstanding as of February 22, 2023.
(4)     Excludes 203 shares owned by Mr. Cannada’s spouse, as to which Mrs. Cannada has sole voting power, and for which Mr. Cannada disclaims beneficial ownership.
(5)     Includes 1,937 shares owned by Mr. Fordham and his spouse, as to which Mr. Fordham shares voting and investment power.
(6)     Includes 233 shares owned by Ms. Giornelli and her spouse, as to which Ms. Giornelli shares voting and investment power. Includes 1,874 shares owned by Nonami Foundation, Inc., of which Ms. Giornelli and her spouse, as the sole trustees, share voting and investment power; 13,784 shares owned by The Cousins Foundation, of which Ms. Giornelli is one of four trustees who share voting and investment power; 9,443 shares owned by TGC Partners LLP, a trust for which Ms. Giornelli is the sole trustee, with sole voting and investment power; and 4,281 shares owned by TGC Partners II LLP, a trust for which Ms. Giornelli is the sole trustee, with sole voting and investment power.
(7)     Includes 18,032 shares owned jointly by Mr. Hickson and his spouse, as to which Mr. Hickson shares voting and investment power.
(8)    Includes 39,314 shares owned jointly by Mr. McColl and his spouse, as to which Mr. McColl shares voting and investment power.
(9)    Includes 81,403 shares as to which Directors and executive officers share voting and investment power with others. Does not include 203 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.
STOCK OWNERSHIP

APPENDIX A

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31, 2021			Year Ended December 31, 2022
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount

Net Income Available to Common Stockholders	$278,586	148,666	$1.87	$166,793	150,113	$1.11
Noncontrolling interest related to unit holders	56	25	—	143	25	—
Conversion of stock options	—	1	—	—	—	—
Conversion of unvested restricted stock units	—	199	—	—	281	—
Net Income - Diluted	278,642	148,891	$1.87	166,936	150,419	$1.11

Depreciation and amortization of real estate assets:
• Consolidated properties	287,469	—	1.93	295,029	—	1.96
• Share of unconsolidated joint ventures	9,674	—	0.06	3,927	—	0.03
• Partners’ share of real estate depreciation	(929)	—	(0.01)	(794)	—	(0.01)
Loss (gain) on sale of depreciated properties:
• Consolidated properties	(152,611)	—	(1.01)	9	—	—
• Share of unconsolidated joint ventures	39	—	—	(81)	—	—
• Investment in unconsolidated joint ventures	(13,083)	—	(0.09)	(56,267)	—	(0.37)
Funds From Operations	$409,201	148,891	$2.75	$408,759	150,419	$2.72

COUSINS 2023 PROXY STATEMENT

RECONCILIATION OF NET INCOME TO NET OPERATING INCOME
AND SAME PROPERTY NET OPERATING INCOME
(in thousands)

	Year Ended December 31, 2021	Year Ended December 31, 2022

Net income	$278,996	$167,445
Net operating income from unconsolidated joint ventures	19,223	9,524
Fee income	(15,559)	(6,119)
Termination fee income	(5,105)	(2,464)
Other income	(451)	(2,660)
Reimbursed expenses	2,476	2,024
General and Administrative expenses	29,321	28,319
Interest expense	67,027	72,537
Depreciation and amortization	288,092	295,587
Other expenses	2,131	2,134
Income from unconsolidated joint ventures	(6,801)	(7,700)
Gain on sale of investment in unconsolidated joint ventures, net	(13,083)	(56,267)
Loss (gain) on sale of investment properties	(152,547)	9
Gain on extinguishment of debt	—	(169)
Net Operating Income	$493,720	$502,200

Net Operating Income
Same Property	$424,232	$424,315
Non-Same Property	69,488	77,885
	$493,720	$502,200

APPENDIX A

Cousins

3344 Peachtree Road NE
Suite 1800
Atlanta, GA 30326
404-407-1000

COUSINS PROPERTIES INCORPORATED
ATTN: LEGAL
3344 PEACHTREE ROAD NE
SUITE 1800
ATLANTA, GA 30326

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98737-P85807

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUSINS PROPERTIES INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "ONE YEAR" ON PROPOSAL 3, AND "FOR" PROPOSAL 4.

Nominees:	For	Against	Abstain
1a. Charles T. Cannada	☐	☐	☐
1b. Robert M. Chapman	☐	☐	☐
1c. M. Colin Connolly	☐	☐	☐
1d. Scott W. Fordham	☐	☐	☐
1e. Lillian C. Giornelli	☐	☐	☐
1f. R. Kent Griffin, Jr.	☐	☐	☐
1g. Donna W. Hyland	☐	☐	☐
1h. Dionne Nelson	☐	☐	☐
1i. R. Dary Stone	☐	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 15, 2023.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote these shares through the virtual format.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D98738-P85807

COUSINS PROPERTIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
April 25, 2023 12:00 PM local time

The undersigned hereby appoints Robert M. Chapman and M. Colin Connolly, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, April 25, 2023, 12:00 PM local time, at 6000 E. Camelback Rd Scottsdale, Arizona, 85251, and at any postponements or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated March 15, 2023, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any postponements or adjournments thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR ALL NOMINEES" for Director, "FOR" Proposal 2, "ONE YEAR" on Proposal 3, and "FOR" Proposal 4.

(Continued and to be signed on the reverse side.)